UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment #2

Registration Statement under the Securities Act of 1933

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	4899	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2320 - 555 West Hastings Street
Vancouver, BC, V6B 4N4
(604) 742-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Bacchus Law Corporation 701 Fifth Avenue, Suite 4200 Seattle, Washington, 98104 Tel: (206) 262-7310 Fax: (206) 262-8001	c/o Bacchus Law Corporation 925 West Georgia Street, Suite 1820 Vancouver, British Columbia, Canada, V6C 3L2 Tel: (604) 632-1700 Fax: (604) 632-1730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Bacchus Law Corporation
925 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada, V6C 3L2
Tel: (604) 632-1700
Fax: (604) 632-1730

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001	10,432,000	0.005	52,160	2.91

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The price per share and the aggregate offering price for the shares are calculated on the basis of our most recent private placement of common stock at $0.005 per common share in May 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

INTELIMAX MEDIA INC.

10,432,000 Shares of Common Stock

The Offering:	August 6, 2009

Intelimax Media Inc. (“Intelimax”, “we”, “us”) is registering 10,432,000 shares of common stock held by 77 selling security holders, including 800,000 shares owned by Michael Young, our President, Secretary and director, 800,000 shares owned by Charles Green, our Chief Executive Officer and director, 200,000 shares owned by Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director, 20,000 shares owned by Raymond Slee, our Chief Technical Officer and 100,000 shares owed by Richard Skujins, our director.

Our common stock is quoted on the OTC Bulletin Board under the symbol  “IXMD.OB”. Though our common stock became eligible for quotation on the OTC Bulletin Board on January 22, 2009, as of the date of the filing of this Prospectus there have not been any trades in our common stock. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities. Over-the-counter securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. Information on the OTC Bulletin Board can be found at www.otcbb.com. These quotations reflect inter-dealer prices, without retain mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock is presently not traded on any stock market or securities exchange. We do not intend to apply for listing on any national securities exchange or on the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

The selling security holders may offer certain of our securities at prevailing market prices established on the OTC Bulletin Board at the time of sale or privately negotiated prices by the selling security holders. No proceeds will be received by us from the sale of shares of our common stock by the selling security holders. We will incur all costs associated with this Prospectus.

An investment in our securities is speculative. Investors should be able to afford the loss of their entire investment. See the section entitled "Risk Factors" beginning on Page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 10 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business
We are the resulting entity of the merger of Cicero Resources Corp. and Intelimax Media Inc. (“Intelimax”). Cicero Resources Corp. was incorporated on October 19, 2007 under the laws of the State of Nevada.  Intelimax Media Inc. was incorporated on April 17, 2006 under the laws of the Province of British Columbia.  On May 28, 2009 the two companies merged and we are the resulting entity.   Our principal offices are located at 555 West Hastings Street, Vancouver, British Columbia, V6B 4N4.  Our telephone number is (604) 742-1111. Our fiscal year end is March 31.  We are an Internet media and advertising company that specializes in the development and management of industry-specific websites and portals focusing on new media, online games, search, publishing, and media sales.   We are a development stage company that has generated only nominal revenues and has had limited operations to date.   Our major current and planned products and services are as follows:

•
Pay-Per-Click Search Engine: This is Internet search software developed by us which can be customized for use in websites catering to a variety of interests.  It combines searching and advertising by providing users with industry specific Internet content in response to search queries and at the same time generating revenues by supplying content from advertisers who have agreed to be a part of the potential search results.  When a user searches for a specific term in this search utility, a large number of associated results are displayed and revenue is generated when the user selects one of our advertisers’ websites.  We employ this software in both Gamboozle.com and Climateseek.com and only minor development is required to create a licensable version and allow it to be used on third party websites.  However, there can be no certainty that we will be able to complete this development as we lack the required capital.  Even if we are able to complete the anticipated developments, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s and Climateseek.com’s respective markets.

•
Gamboozle.com: This website provides users with the ability to search for various products or services in the online gaming industry, offers multiplayer casino games, fantasy sports applications as well as arcade gaming and social interaction for visitors to the website.  We anticipate expanding on our current subscriber and visitor base through various marketing initiatives and creating revenue through advertising placed on Gamboozle.com by third party service providers and our ‘Pay-Per-Click’ Internet search software.  Gamboozle.com is currently online and fully functional.  Minor improvements are required to allow for paid subscriptions and development of enhanced social interaction tools.  There can be no certainty that we will be able to integrate these improvements as we lack the required capital.  Additionally, even if we are able to improve Gamboozle.com as anticipated, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s market.

•
ClimateSeek.com: We anticipate that this website will provide services similar to Gamboozle.com, but with a focus on global warming, climate change, renewable energy and the global carbon markets.  We anticipate including various applications and content with which we hope to attract users and visitors interested in environmental issues.  If we attract sufficient users we will be able to create revenue through advertising placed by third party service providers and our ‘Pay-Per-Click’ Internet search software.  Additionally, we anticipate that in the future ClimateSeek.com will be used for the online purchase and sale of carbon credits.  This website has been released online in pre-production, or ‘beta’ format.  We expect to complete the design of the website and to fully the integrate carbon calculator and social interaction tools by November 2009.  There can be no certainty that we will be able to develop Climateseek.com past its current ‘beta’ stage as we do not currently have the capital required to do so.  Even if we do complete the design of Climateseek.com as anticipated, this may not result in the generation of revenues as we face significant competition in this market.

•
Gaming Platform:  We have developed and acquired software which allows users to play multi-player poker, blackjack, roulette as well as slot machines online.  Currently, our online gaming software has been integrated into our Gamboozle.com website as well as our pages on Facebook, MySpace and Bebo, which are social networking websites and is provided free of charge.  One our gaming platform is developed to the point where we are able to provide premium content, we intend to offer it to users on a subscription basis which, if sufficient interest is developed, will produce revenues through subscription payments as well as advertising placed in the games.  Though the gaming platform is fully operational, we anticipate developing additional games, creating a licensable version and revising it for use on third party websites.  We are currently unable to undertake such improvements as we lack the required capital.  Additionally, even if we do improve our Gaming Platform as anticipated, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

•
Fantasy Sports:  The term fantasy sports describes multi-player games in which users act as fantasy owners and build a team that competes against other fantasy teams based on the statistics generated by individual players or teams of a professional sport.  We have developed software which allows users to create teams from the rosters of actual sports players and then use their teams to compete against other users in various categories such as points scored, yards gained or home runs registered, depending on the specific sport.  We hope to attract a subscriber base which will provide us with the users we need to generate revenues through third party advertising.  Our fantasy sports software has been integrated into our Gamboozle.com website on free and paid subscription bases.  This software is currently functional, but we anticipate enhancing the content during the next 12 months to include basketball as one of the fantasy sports in which a league may be created and to create additional subscription models for increased flexibility for our paid subscribers.  However, we are currently unable to undertake such improvements as we lack the required capital.  Additionally, even if we do improve our Fantasy Sports software as anticipated, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

The Offering

The 10,432,000 shares of our common stock (including 800,000 shares owned by Michael Young, our President, Secretary and director, 800,000 shares owned by Charles Green, our Chief Executive Officer and director, 200,000 shares owned by Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director, 20,000 shares owned by Raymond Slee, our Chief Technical Officer and 100,000 shares owed by Richard Skujins, our director) being registered by this Prospectus represent approximately 45% of our issued and outstanding common stock as of August 6, 2009.

Securities Offered:
10,432,000 shares of common stock offered by 77 selling security holders, including 800,000 shares owned by Michael Young, our President, Secretary and director, 800,000 shares owned by Charles Green, our Chief Executive Officer and director, 200,000 shares owned by Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director, 20,000 shares owned by Raymond Slee, our Chief Technical Officer and 100,000 shares owed by Richard Skujins, our director

Initial Offering Price:
The selling security holders will sell their shares at an initial offering price of $0.005 per share until a market for our common shares develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Minimum Number of Securities to be Sold in this Offering:	None
Securities Issued and to be Issued:
As of August 6, 2009 we had 23,349,567 issued and outstanding shares of our common stock, and outstanding warrants to purchase 1,197,000 shares of our common stock.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is quoted on the OTC Bulletin Board under the symbol “IXMD.OB”. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency ($) in the body of this Prospectus are to US Dollars, unless otherwise noted.  All references to CAD $ refer to Canadian dollars. The following tables set forth selected financial information which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the financial statements and related notes included in this Prospectus.  The financial summary information below includes information for both the former registrant Cicero Resources Corp. in US dollars, and Intelimax Media Inc., the private company in Canadian dollars.  As of August 5, 2009, the exchange rate for US to Canadian dollars was 0.9345 US Dollars for every Canadian Dollar.

Income Statement Data

Intelimax Media Inc.				Cicero Resources Corp.
	Year ended March 31, 2009 CAD ($)	Year Ended March 31, 2008 CAD ($)	Period from inception on April 17, 2006 to March 31, 2009 CAD ($)	Quarter Ended March 31, 2009 (unaudited) ($)	Year Ended December 31, 2008 ($)	Period from inception on October 19, 2007 to March 31, 2009 (unaudited) ($)
Revenues	4,096	1,196	5,292	0	0	0
Expenses	449,342	356,278	1,002,456	5,959	83,986	95,278
Net Loss	444,721	353,904	995,459	5,959	83,986	95,278
Net Loss per share	0.03	0.03	-	0.02	0.00	-

Balance Sheet Data

Intelimax Media Inc.			Cicero Resources Corp.
	Year Ended March 31, 2009 CAD ($)	Year Ended March 31, 2008 CAD ($)	Quarter Ended March 31, 2009 (unaudited) ($)	Year Ended December 31, 2008 ($)
Working Capital (Deficiency)	(144,398)	126,127	(11,778)	5,819
Total Assets	355,400	416,865	684	1,563
Total Current Liabilities	175,036	71,030	12,462	7,382

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

1. We do not have sufficient capital resources to meet our cash requirements for the next 12 months and there can be no certainty that we will be able to secure the financing required to meet those requirements.  If we do not have sufficient capital to fund our operations, you may lose your investment.

As of March 31, 2009 we had CAD $17,888 in our bank account.  For the year ended March 31, 2009 our monthly cash requirement was approximately $19,000.  As of March 31, 2009 we did not have sufficient capital resources to fund our operations for one month.  We intend to meet our ongoing cash requirements of CAD $1,047,000 for the next 12 months through a combination of equity and debt financing.  However, there can be no assurance that we will be able to secure such financing.  If financing is available, it may involve issuing securities which could be dilutive to holders of our shares.  In the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, it is likely that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan and our business may fail.  If we do not have sufficient capital to fund our operations, you may lose your investment.

2. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Intelimax was incorporated on April 17, 2006, generated CAD $5,292 in revenue as of March 31, 2009, and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.  Intelimax’s accumulated deficit from April 17, 2006 (inception) through March 31, 2009 was CAD $995,459 and Cicero Resources Corp.’s accumulated deficit from October 19, 2007 (inception) through March 31, 2009 was $95,278.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering;
•	our ability to develop and continually update our websites, internet search utilities and gaming software;
•	our ability to procure and maintain on commercially reasonable terms relationships with third parties to integrate and maintain our search utilities and game software;
•	our ability to identify and pursue mediums through which we will be able to market our products;
•	our ability to attract customers to our products;
•	our ability to generate revenues through advertisements on our websites; and
•	our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating significant revenues. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to generate revenues which are greater than our expenses will cause you to lose your investment.

3. If we cannot prevent other companies from infringing on our technologies, we may not achieve profitability and you may lose your investment.

Our success is heavily dependent upon proprietary technology. To protect our proprietary technology, we rely principally upon copyright and trade secret protection. All proprietary information that can be copyrighted is marked as such.  There can be no assurance that the steps taken by us in this regard will be adequate to prevent misappropriation or independent third-party development of our technology. Further, the laws of certain countries in which we anticipate licensing our technologies and products do not protect software and intellectual property rights to the same extent as the laws of the United States. We generally do not include in our software any mechanism to prevent or inhibit unauthorized use, but we generally require the execution of an agreement that restricts unauthorized copying and use of our products. If unauthorized copying or misuse of our products were to occur, our business and results of operations could be materially adversely affected.

While the disclosure and use of our proprietary technology, know-how and trade secrets are generally controlled under agreements with the parties involved, there can be no assurance that all confidentiality agreements will be honored, that others will not independently develop similar or superior technology, that disputes will not arise concerning the ownership of intellectual property, or that dissemination of our proprietary technology, know-how and trade secrets will not occur. Further, if an infringement claim is brought against us, litigation would be costly and time consuming, but may be necessary to protect our proprietary rights and to defend ourselves. We could incur substantial costs and diversion of management resources in the defense of any claims relating to the proprietary rights of others or in asserting claims against others.  If we cannot prevent other companies from infringing on our technologies, we may not achieve profitability and you may lose your investment.

4. If we are subject to intellectual property rights claims which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future we may not generate sufficient revenues or achieve profitability.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We may be subject to intellectual property rights claims in the future and our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and prevent us from generating sufficient revenue or achieving profitability.

5. Changing consumer preferences will require periodic product introduction.  If we are unable to continually meet consumer preferences we may not generate significant revenues.

As a result of changing consumer preferences, many Internet search utilities and websites are successfully marketed for a limited period of time. Even if our products become popular, there can be no assurance that any of our searching or gaming products will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved product lines. Our failure to introduce new features and product lines and to achieve and sustain market acceptance could result in us being unable to continually meet consumer preferences and generating significant revenues.

6. We face intense competition and if we are unable to successfully compete with our competitors we will not be able to achieve profitability.

The Internet search and Internet gaming industries are highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our products. There can be no assurance that we will procure an on-line market that will be available to support the sites we will offer or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Further, our competitors may be able to develop technologies more effectively, have significantly more game content than us, may be able to license their technologies on more favorable terms, and may be able to adopt more aggressive pricing or licensing policies than us. They may have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources. In the event that we are unable to successfully compete with our competitors we will not be able to achieve profitability.

7. If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers to our website on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Facebook, MySpace, Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on word of mouth marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website.  We dp not currently employ any personnel specifically assigned to the marketing of our products. If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

8. Our success depends on the continuing efforts of our senior management team and employees and the loss of the services of such key personnel could result in a disruption of operations which could result in reduced revenues.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our President, Michael Young, and our Chief Executive Officer, Charles Green. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. We do not currently maintain key man insurance on our senior managers.  The loss of the services of our senior management team and employees could result in a disruption of operations which could result in reduced revenues.

9. We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively, generate sufficient revenues and achieve profitability.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in the software industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively generate sufficient revenues and achieve profitability.

10. All of our assets and our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, a majority of our officers and directors are nationals and/or residents of a country other than the United States, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our directors and officers.

11. If we are unable to adapt or expand our existing technology infrastructure to accommodate greater traffic or additional customer requirements, we may lose customers which will prevent us from achieving profitability.

Our website regularly serves a large number of users and customers and delivers a large number of daily video views. Our technology infrastructure is highly complex and may not provide satisfactory service in the future, especially as the number of customers using our gaming and searching services increases. We may be required to upgrade our technology infrastructure to keep up with the increasing traffic on our websites, such as increasing the capacity of our hardware servers and the sophistication of our software. If we fail to adapt our technology infrastructure to accommodate greater traffic or customer requirements, our users and customers may become dissatisfied with our services and switch to our competitors’ websites, which will prevent us from achieving profitability.

Risks Relating to the Internet Industry and Technology

12. Our business depends on the development and maintenance of the Internet infrastructure. Outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services and reduce our revenues.

The success of our services will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services and reduce our revenues.

13. Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

Our ability to provide our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could interrupt our service. Service interruptions could reduce our revenues and profits, and damage our brand if our system is perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, war, earthquakes, floods, fires, power loss, telecommunications failures, computer viruses, interruptions in access to our websites through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Our servers, which are hosted at third-party internet data centers, are also vulnerable to break-ins, sabotage and vandalism. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios. The occurrence of a natural disaster or a closure of an internet data center by a third-party provider without adequate notice could result in lengthy service interruptions.  Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

14. If our software contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue.

Our online systems, including our websites, our enterprise video play software and other software applications and products, could contain undetected errors or “bugs” that could adversely affect their performance. We regularly update and enhance our website and our other online systems and introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and reduce our revenues.

15. If we fail to detect click-through fraud, we could lose the confidence of our customers and our revenues could decline.

We are exposed to the risk of fraudulent clicks on ads posted by individuals seeking to increase the advertising fees paid to our web publishers when we commence internet advertising services. Although we have not historically generated revenues from advertising, we may do so in the future. We may have to refund revenue that our advertisers have paid to us and that was later attributed to click-through fraud. Click-through fraud occurs when an individual clicks on an ad displayed on a website for the sole intent of generating the revenue share payment to the publisher rather than to view the underlying content. From time to time it is possible that fraudulent clicks will occur and we would not allow our advertisers to be charged for such fraudulent clicks. This would negatively affect the profitability of our online advertising agency business, and this type of fraudulent act could hurt our brand. If fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in our performance-based advertising network, which could lead the advertisers to become dissatisfied with our online advertising agency business, and in turn lead to loss of advertisers and the related revenue. At the moment, we have no specific plans to focus on mitigating this risk through specific actions but we may need to subscribe to certain applicable software platforms that detect click-through fraud and possibly work with consultants to further mitigate this risk. If we fail to detect click-through fraud, we could lose the confidence of our customers and our revenues could decline.

16. If the security measures that we use to protect their personal information, such as credit card numbers, are ineffective, our customers may lose their confidence in our websites and stop visiting them.  This may result in a reduction in revenues and increase our operating expenses, which would prevent us from achieving profitability.

Any breach in our website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions. This may result in a reduction in revenues and increase our operating expenses, which would prevent us from achieving profitability.

Risks Related to the Ownership of Our Stock

17. There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. Our common stock is currently listed on the OTC Bulletin Board, but since it has become eligible for quotation, there have not been any trades in our stock. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experience significant price and volume fluctuations that have particular affected the market prices of the shares of developmental stage companies, which may adversely affect the market price of our common stock in a material manner.

18. We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We completed an offering of 7,000,000 shares of our common stock at a price of $0.005 per share to investors on May 26, 2009. Since our inception, we have relied on such sales of our common stock to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be diluted.

19.  Though our common stock has been quoted for trading on the OTC Bulletin Board since January 22, 2009, there have been no trades in our stock since that day.  This could adversely affect your ability to sell your shares and the available price for the shares when sold. You may not be able to sell your shares at your purchase price or at any price at all.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “IXMD”. The market for our stock is highly volatile. We cannot assure you that there will be a market in the future for our common stock. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. You may not be able to sell your shares at your purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares your purchase from the selling security holders.

20. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares or the price of the shares could decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

21. Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

22. Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our securities. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should consider the resale market for our securities to be limited. Security holders may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

23. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in us.

We have never paid any cash or stock dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in us will need to come through appreciation of the stock’s price. There will be less ways in which you can make a gain on any investment in us.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

Determination of Offering Price

The selling security holders will sell their shares at an initial offering price of $0.005 per share until a market for our common shares develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a selling security holder will be determined by each selling security holder. The selling security holders are under no obligation to sell all or any portion of the securities offered, nor are the selling security holders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors such as a security holder's own cash requirements, or objective criteria of value such as the market value of our assets.

Dilution

All of the 10,432,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding. Accordingly, they will not cause dilution to any of our existing stockholders.

Selling Security Holders

The 77 selling security holders are offering for sale 10,432,000 shares of our issued and outstanding common stock which they obtained as part of the following stock issuances:

•
On December 12, 2007, we issued 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our former sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500.  These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  Due to a 1 for 100 reverse split of our common stock, the 25,000,000 shares initially issued, were reduced to 250,000.

•
On May 26, 2009, we issued an aggregate of 7,000,000 shares to 24 various investors at a price of $0.005 in exchange for cash proceeds of $35,000.  These securities were issued without a prospectus pursuant to Section 4(2) and Regulation S of the Securities Act.

•
On May 28, 2009 we closed a merger between Cicero Resources Corp., the former registrant, and Intelimax Media Inc.  We are the surviving company.  Pursuant to the terms of the merger, we converted 16,009,157 of the issued and outstanding common shares of Intelimax Media Inc. held by 83 shareholders into shares of our common stock on a 1 for 1 basis.  The following of our officers and directors were issued stock in this transaction:

o	Michael Young was issued 2,350,002 shares of our common stock;
o	Charles Green was issued 2,200,000 shares of our common stock;
o	Ping Shen was issued 750,000 shares of our common stock; and
o	Richard Skujins was issued 450,000 shares of our common stock.

These securities were issued without a prospectus pursuant to Section 4(2) and Regulation S of the Securities Act.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of these shares did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The selling security holders will sell their shares at an initial offering price of $0.005 per share until a market for our common shares develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. This Prospectus includes registration of the following 10,432,000 shares of our common stock:

•	800,000 shares owned or controlled by Michael Young, our President, Secretary and director;

•	800,000 shares owned by Charles Green, our Chief Executive Officer and director;

•	200,000 shares owned by Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director;

•	20,000 shares owned by Raymond Slee, our Chief Technical Officer;

•	100,000 shares owed by Richard Skujins, our director; and

•	8,512,000 shares owned by other security holders.

The following table provides information as of  August 6, 2009 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•	the number of shares or shares underlying options or warrants owned by each prior to this offering;

•	the number of shares being offered by each;

•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•	the percentage of shares owned by each; and

•	the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1) (#)	Percent (2) (%)	Maximum Numbers of Shares Being Offered (#)	Beneficial Ownership After Offering (#)	Percentage Owned upon Completion of the Offering (2) (%)
Mazeyar Artang-Esfaranjani	2,000	(3)	2,000	0	0
Awsum Corporation (4)	170,000	(3)	50,000	120,000	(3)
Ron Babiuk	30,000	(3)	30,000	0	0
Todd Bailey	100,000	(3)	20,000	80,000	(3)
Azim Bhimani	3,000	(3)	3,000	0	0
Chester Brown	130,000 (25)	(3)	50,000	80,000	(3)
Mike Burgett	190,607	(3)	50,000	140,607	(3)
Cat Brokerage AG (5)	200,000	(3)	200,000	0	0
John T. Chandler	100,000	(3)	100,000	0	0
Gerald Conine	39,000	(3)	15,000	24,000	(3)
Joan Couillard	10,000	(3)	10,000	0	0
Ken Coutts (6)	15,000	(3)	15,000	0	0
Leslie Coutts (6)	20,000	(3)	20,000	0	0
Custom Travel Ltd. (7)	200,000 (26)	(3)	50,000	150,000	(3)
Lori Dublanica	3,000	(3)	3,000	0	0
Greg Ducharme	300,000 (27)	1	50,000	250,000	1
Steve Doroghazi	273,333	1	100,000	173,333	(3)
Ken Dugger (8)	200,000 (28)	(3)	200,000	0	0
Jason Dugger (8)	30,000	(3)	30,000	0	0
Evensong Inc. (9)	1,500,000	6	1,500,000	0	0
Everest Ltd. (10)	100,000	(3)	100,000	0	0
David Falk	100,000 (29)	(3)	20,000	80,000	(3)
Fastboyz Ventures Ltd. (11)	300,000	1	300,000	0	0
First Centerline Investments Ltd. (12)	250,000	1	250,000	0	0
Grand Palm Ltd. (13)	1,990,000	9	1,500,000	490,000	2
Charles Green	2,900,000	12	800,000	2,100,000	9
Peter Grubwieser	500,000	2	150,000	350,000	1
Dean Guise (14)	860,000 (30)	3	680,000	180,000	(3)
Glen Guise (14)	165,000	(3)	165,000	0	0
Kristy Harris	3,000	(3)	3,000	0	0
Scott Harris	3,000	(3)	3,000	0	0
Eddie Hatoum	3,000	(3)	3,000	0	0
Colin Hong	40,000	(3)	10,000	30,000	(3)
Richard Hunt	440,000 (31)	2	100,000	340,000	1
Kiran Janda	200,000	(3)	50,000	150,000	(3)
Wes Janzen (15)	3,000	(3)	3,000	0	0
Cyndy Janzen (15)	3,000	(3)	3,000	0	0
Peter Jensen	3,000	(3)	3,000	0	0
Jason Kennett	40,000	(3)	10,000	30,000	(3)
Khalid Khader	2,000	(3)	2,000	0	0
Hector Kitscha	354,000 (32)	1	100,000	254,000	1
Alex Konovalov	100,000	(3)	20,000	80,000	(3)
Jake Kroeker (16)	3,000	(3)	3,000	0	0
Wes Kroeker (16)	3,000	(3)	3,000	0	0
Nicole LePage	10,000	(3)	10,000	0	0
Carol Little (17)	320,000	1	100,000	220,000	(3)
Glenn Little (17)	1,473,333 (33)	6	500,000	973,333	4
Lena Lin	25,000	(3)	10,000	15,000	(3)
Robert Lowry	475,000	2	125,000	350,000	1
Scott McGhie (18)	600,000 (34)	2	150,000	450,000	2
Joanna McGhie (18)	200,000 (35)	(3)	50,000	150,000	(3)
Dennis Mazur	250,000 (36)	1	50,000	200,000	(3)
William Morgan	170,000	(3)	170,000	0	0
Sukh Mundie	407,000 (37)	2	100,000	307,000	1
Frank Mueller (19)	10,000	(3)	10,000	0	0
George Mueller (19)	6,000	(3)	6,000	0	0
Kelly Mulzet	40,000	(3)	20,000	20,000	(3)
Zoltan Nagy	40,000	(3)	20,000	20,000	(3)
Our World Holdings Ltd. (20)	420,667 (38)	2	100,000	320,667	1
Diana Pozzi	200,000	(3)	200,000	0	0
Rahn & Bodmer (21)	700,000	3	350,000	350,000	1
Chad Rickards (22)	20,000	(3)	20,000	0	0
Michelle Rickards (22)	200,000	(3)	200,000	0	0
Stewart Routledge	50,000	(3)	50,000	0	0
Eleanor Sampert (23)	3,000	(3)	3,000	0	0
Wilbert Sampert (23)	3,000	(3)	3,000	0	0
Daniel Seiter	250,000 (39)	1	200,000	50,000	(3)
Ping Shen	750,000	3	200,000	550,000	2
Richard Skujins	450,000 (40)	2	100,000	350,000	1
Rayond Slee	100,000	(3)	20,000	80,000	(3)
William Wagenko	10,000	(3)	10,000	0	0
Richard Walter (24)	3,000	(3)	3,000	0	0
Rhonda Walter (24)	3,000	(3)	3,000	0	0
Haifeng Yan	100,000	(3)	20,000	80,000	(3)
Michael Young	2,850,002	12	800,000	2,050,002	9
Zhen Yu Shi	100,000	(3)	20,000	80,000	(3)
Al Zdolshek	136,215 (41)	(3)	30,000	106,215	(3)

Total	22,256,157 (42)		10,432,000	11,824,157 (43)

(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 23,349,567 shares of our common stock issued and outstanding and shares of our common stock eligible for exercise by each individual owner as at August 6, 2009.
(3)	Less than 1%.
(4)	David Driedger has voting and dispositive control over the securities owned by Awsum Corporation.
(5)	Marianne Buergi and Marcel Berchtold share voting and dispositive control over the securities owned by Cat Brokerage AG.
(6)	Ken Coutts and Leslie Coutts are husband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(7)	Marcia Kitscha has voting and dispositive control over the securities owned by Custom Travel Ltd.
(8)	Ken Dugger is the father of Jason Dugger.
(9)	Cesar Degracia has voting and dispositive control over the securities owned by Evensong Inc.
(10)	Don Scholar has voting and dispositive control over the securities owned by Everest Ltd. and Grand Palm Ltd.
(11)	Ken Dugger has voting and dispositive control over the securities owned by Fastboyz Ventures Ltd.
(12)	Thomas Alexiou, our former sole director and officer, has voting and dispositive control over the securities owned by First Centerline Investments Ltd.
(13)	Don Scholar has voting and dispositive control over the securities owned by Grand Palm Ltd and Everest Ltd.
(14)	Glen Guise is the father of Dean Guise.
(15)	Wes Janzen and Cyndy Janzen are husband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(16)	Jake Kroeker is the father of Wes Kroeker.
(17)	Carol Little and Glen Little are husband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(18)	Scott McGhie and Joanna McGhie are husband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(19)	Frank Mueller and George Mueller are brothers.
(20)	Richard Skujins, our director, has voting and dispositive control over the securities owned by Our World Holdings Ltd.
(21)	Urs Angst and Martin Dunki share voting and dispositive control over the securities owned by Rahn & Bodmer.
(22)	Chad Rickards and Michelle Rickards are brother and sister.
(23)	Eleanor Sampert and Wilbert Sampert are huband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(24)	Richard Walter and Rhonda Walter are husband and wife and are deemed to have common voting and dispositive control over securities owned by each other.
(25)	Includes 100,000 shares of our common stock and warrants to purchase an additional 30,000 shares at an exercise price of CAD $0.50 per share.
(26)	Includes 100,000 shares of our common stock and warrants to purchase an additional 100,000 shares at an exercise price of CAD $0.50 per share.
(27)	Includes 150,000 shares of our common stock and warrants to purchase an additional 150,000 shares at an exercise price of CAD $0.50 per share.
(28)	Includes 200,000 shares of our common stock owned in his name and 300,000 shares of our common stock held by Fastboyz Ventures Ltd. over which Mr. Dugger has voting and dispositive control.
(29)	Includes 50,000 shares of our common stock and warrants to purchase an additional 50,000 shares at an exercise price of CAD $0.50 per share.
(30)	Includes 680,000 shares of our common stock and warrants to purchase an additional 180,000 shares at an exercise price of CAD $0.50 per share.
(31)	Includes 340,000 shares of our common stock and warrants to purchase an additional 100,000 shares at an exercise price of CAD $0.50 per share.
(32)	Includes 254,000 shares of our common stock and warrants to purchase an additional 100,000 shares at an exercise price of CAD $0.50 per share.
(33)	Includes 1,413,333 shares of our common stock and warrants to purchase an additional 60,000 shares at an exercise price of CAD $0.50 per share.
(34)	Includes 550,000 shares of our common stock and warrants to purchase an additional 50,000 shares at an exercise price of CAD $0.50 per share.
(35)	Includes 150,000 shares of our common stock and warrants to purchase an additional 50,000 shares at an exercise price of CAD $0.50 per share.
(36)	Includes 150,000 shares of our common stock and warrants to purchase an additional 100,000 shares at an exercise price of CAD $0.50 per share
(37)	Includes 302,000 shares of our common stock and warrants to purchase an additional 105,000 shares at an exercise price of CAD $0.50 per share.
(39)	Includes 368,667 shares of our common stock and warrants to purchase an additional 52,000 shares at an exercise price of CAD $0.50 per share.
(39)	Includes 200,000 shares of our common stock and warrants to purchase an additional 50,000 shares at an exercise price of CAD $0.50 per share.
(40)
Mr. Skujins, our director, also has voting and dispositive control over the 368,667 shares of our common stock, and warrants to purchase an additional 52,000 shares of our common stock, owned by Our World Holdings Ltd.

(41)	Includes 116,215 shares of our common stock and warrants to purchase an additional 20,000 shares at an exercise price of CAD $0.50 per share.
(42)	Includes 20,059,157 shares of our common stock, and warrants to purchase an additional 1,197,000 shares of our common stock, owned by our selling shareholders.
(43)	Includes 10,627,157 shares of our common stock, and warrants to purchase an additional 1,197,000 shares of our common stock, owned by our selling shareholders upon completion of the offering.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment control over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 10,432,000 shares of our common stock on behalf of the selling security holders. The 10,432,000 shares of our common stock can be sold by the selling security holders at an initial offering price of $0.005 per share until a market for our common stock develops and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock. Though our stock became eligible for quotation on the OTC Bulleting Board on January 22, 2009, as of the filing of this Prospectus, no trades of our common stock have been carried out.

We may be unable to develop a trading market for our common stock.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

•	on such public markets as the securities may be trading;

•	in privately negotiated transactions; or

•	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

•	at an initial price of $0.005 per share until a market develops;

•	at the market price prevailing at the time of sale;

•	at a price related to such prevailing market price; or

•	at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•	not engage in any stabilization activities in connection with our securities; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.00001 par value, and 20,000,000 shares of preferred stock, $0.00001 par value. There are currently no differences in the rights or restrictions attached to our two classes of common stock.

Common Stock

As of August 6, 2009 we had 23,349,567 shares of our common stock issued and outstanding and outstanding warrants to purchase 1,197,000 shares of our common stock. We did not have any outstanding options or any other convertible securities as of August 6, 2009.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to August 6, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the year ended March 31, 2008 and 2099 have been included in this Prospectus in reliance upon Saturna Group Chartered Accountants LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability, and the marketability of our products; legal and regulatory risks associated with the merger; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.   Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.

Overview

We are the resulting entity of the merger of Cicero Resources Corp. and Intelimax Media Inc. (“Intelimax”).  Cicero Resources Corp. was incorporated on October 19, 2007 under the laws of the State of Nevada.  Intelimax Media Inc. was incorporated on April 17, 2006 under the laws of the Province of British Columbia.  On May 28, 2009 the two companies merged and we are the resulting entity.   Our principal offices are located at 555 West Hastings Street, Vancouver, British Columbia, V6B 4N4.  Our telephone number is (604) 742-1111. Our fiscal year end is March 31.

Previous Business

We were created as a mineral exploration company and on January 30, 2008 we entered into an option agreement with Multi Metal Mining Corp. pursuant to which we purchased an option to acquire an undivided 100% interest in a gold prospect property commonly known as the Crimson Queen Property.  On March 18, 2008 we made the initial payment of $6,000.  In order to fully exercise the option to purchase a 100% interest in the Crimson Queen Property, we were required to (1) pay an additional $50,000 by January 30, 2009 and (2) pay $200,000, as well as issue 1,000,000 shares of our common stock by January 30, 2010.   We did not make the required payment on January 30, 2009, and consequently, the option on the Crimson Queen Property expired.

Current Business

Recently, our management decided to focus on acquiring or merging with one or more operating businesses. Our efforts to identify a target business resulted in the merger agreement with Intelimax.  On May 28, 2009 the merger closed and we adopted the business of Intelimax.  We are now an Internet media and advertising company that develops and manages industry-specific websites and portals focusing on new media, online games, search publishing and media sales. Our major current and planned products and services are as follows:

•
Pay-Per-Click Search Engine: This is Internet search software developed by us which can be customized for use in websites catering to a variety of interests.  It combines searching and advertising by providing users with industry specific Internet content in response to search queries and at the same time generating revenues by supplying content from advertisers who have agreed to be a part of the potential search results.  When a user searches for a specific term in this search utility, a large number of associated results are displayed and revenue is generated when the user selects one of our advertisers’ websites.  We employ this software in both Gamboozle.com and Climateseek.com and only minor development is required to create a licensable version and allow it to be used on third party websites.  However, there can be no certainty that we will be able to complete this development as we lack the required capital.  Even if we are able to complete the anticipated developments, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s and Climateseek.com’s respective markets.

•
Gamboozle.com: This website provides users with the ability to search for various products or services in the online gaming industry, offers multiplayer casino games, fantasy sports applications as well as arcade gaming and social interaction for visitors to the website.  We anticipate expanding on our current subscriber and visitor base through various marketing initiatives and creating revenue through advertising placed on Gamboozle.com by third party service providers and our ‘Pay-Per-Click’ Internet search software.  Gamboozle.com is currently online and fully functional.  Minor improvements are required to allow for paid subscriptions and development of enhanced social interaction tools.  There can be no certainty that we will be able to integrate these improvements as we lack the required capital.  Additionally, even if we are able to improve Gamboozle.com as anticipated, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s market.

•
ClimateSeek.com: We anticipate that this website will provide services similar to Gamboozle.com, but with a focus on global warming, climate change, renewable energy and the global carbon markets.  We anticipate including various applications and content with which we hope to attract users and visitors interested in environmental issues.  With sufficient users we will be able to create revenue through advertising placed by third party service providers and our ‘Pay-Per-Click’ Internet search software.  Additionally, we anticipate that in the future ClimateSeek.com will be used for the online purchase and sale of carbon credits.  This website has been released online in pre-production, or ‘beta’ format.  We expect to complete the design of the website and to fully the integrate carbon calculator and social interaction tools within the next 12 months.  There can be no certainty that we will be able to develop Climateseek.com past its current ‘beta’ stage as we do not currently have the capital required to do so.  Even if we do complete the design of Climateseek.com as anticipated, this may not result in the generation of revenues as we face significant competition in this market.

•
Gaming Platform:  We have developed and acquired software which allows users to play multi-player poker, blackjack, roulette as well as slot machines online.  Currently, our online gaming software has been integrated into our Gamboozle.com website as well as our pages on Facebook, MySpace and Bebo, which are social networking websites and is provided free of charge.  One our gaming platform is developed to the point where we are able to provide premium content, we intend to offer it to users on a subscription basis which, if sufficient interest is developed, will produce revenues through subscription payments as well as advertising placed in the games.  Though the gaming platform is fully operational, we anticipate developing additional games, creating a licensable version and revising it for use on third party websites.  We are currently unable to undertake such improvements as we lack the required capital.  Additionally, even if we do improve our Gaming Platform as anticipated, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

•
Fantasy Sports:  The term fantasy sports describes multi-player games in which users act as fantasy owners and build a team that competes against other fantasy teams based on the statistics generated by individual players or teams of a professional sport.  We have developed software which allows users to create teams from the rosters of actual sports players and then use their teams to compete against other users in various categories such as points scored, yards gained or home runs registered, depending on the specific sport.  We hope to attract a subscriber base which will provide us with the users we need to generate revenues through third party advertising.  Our fantasy sports software has been integrated into our Gamboozle.com website on free and paid subscription basis.  This software is currently functional, but we anticipate enhancing the content during the next 12 months to include basketball as one of the fantasy sports in which a league may be created and create additional subscription models for increased flexibility for our paid subscribers.  However, we are currently unable to undertake such improvements as we lack the required capital.  Additionally, even if we do improve our Fantasy Sports software as anticipated, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

We have generated only nominal revenues from our products which are online and fully functional as we have a limited operational history and many of these products were developed recently.  However, all of our products are ready to generate revenues except for Climateseek.com which is in the development stage.  Increasing revenues will be dependent on the amount of visitors we attract to our websites and developing our software further to allow for it to be used on third party websites.  These two factors are heavily dependant on sufficient capital and as of the date of this Registration Statement, we did not have sufficient capital to fund additional development of our software or increased advertising for our websites.

Products and Services

Pay-Per-Click Search Engine

Both Gamboozle.com and ClimateSeek.com use our Internet search software which allows users to find websites that relate to the specific search terms which are entered and allows us to present paying advertisers within the results of such search, therefore ensuring revenue production when a user selects one of the paying advertiser’s websites.

For most advertisers, the preferred method of paying for having their advertisements listed on third party websites is based on how many people visit their website due to a specific advertisement.  This is achieved by keeping track of which website the user was directed from when they visited the advertiser’s website.  When a user clicks on an online advertisement to navigate to the advertiser’s website, this is called a ‘click through’.  The Pay-Per-Click software will allow advertisers to see the effectiveness of their ads based on the click through rate and they will only pay when users click through to their site.  We have developed our Pay-Per-Click software with the purpose of having advertisers pay based on the true performance of their advertisements and users delivered from our websites.

Two other critical aspects of the Pay-Per-Click software are:

1)
Real Time Keyword Bidding – advertisers can bid on having their website placed in our search result listings based on certain keywords entered by a user of the Pay-Per-Click search software.  The advertiser with the highest bid for the specific word entered by the user will be displayed as the top listing within the search results presented to the user.  Our management believes that the bid price model assures that prices reflect demand in the market for different keywords and facilitate changing demand as new products and services are developed.

2)
Front Loaded Payment – advertisers can deposit an initial payment with us which will be used to pay for their click through advertising as a form of retainer. As their listings are followed by users who find them through our Pay-Per-Click search software, the cost per click is removed from their account until their account has a balance of zero. The advertisers can “reload” their account at any time. This will provide a very predictable cost for the advertiser and ensure that we are able to collect payment for our services.

We employ this software in both Gamboozle.com and Climateseek.com and only minor development is required to create a licensable version and allow it to be used on third party websites.  We anticipate completing this development within the next 12 months if we are successful in generating or attracting sufficient capital to fund our operations and retain our employees.   However, there can be no certainty that we will be able to attract sufficient capital.  Even if we are able to complete the anticipated developments, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s and Climateseek.com’s respective markets.

Gamboozle.com

Gamboozle.com is a website which allows users to play various online games of skill, luck or strategy and offers a specialized Internet searching option which provides users with results for various websites which match the user’s search criteria.  It combines our Pay-Per-Click Search Engine, our Gaming Platform and our Fantasy Sports software.  Our management believes that as the number of users and visitors to Gamboozle.com grows, we will be able to begin providing strategically placed search results from paying advertisers.

Gamboozle.com offers online games through our Gaming Platform and free prizes which our management hopes will encourage frequent visits and extended stays on the website.  By developing a consistent and large user base we hope to be able to charge various third parties for displaying their advertisements on Gamboozle.com.  Additionally, we plan on offering a subscription option for our various gaming applications which would generate revenues through automatic monthly dues.  Gamboozle.com is not an online gambling, betting or lottery website and does not accept funds related to actual gambling.

The following is a sample of the products and services provided by Gamboozle.com which our management hopes will attract a sizeable user base:

•
Gamboozle Bucks - the core of Gamboozle is the Gamboozle Bucks. This is the artificial currency the users will use to enter raffles and interact with each other. Users can earn Gamboozle Bucks by playing different games and/or interacting with the content on the website.

•	Raffles and Prizes - Gamboozle has a free raffle system. Players purchase raffle tickets with their Gamboozle Bucks and enter a raffle to win free prizes.

•	Free Fantasy Sports - Gamboozle offers quick and simple fantasy sports leagues that can be played daily, weekly, monthly and for the whole season.

•	Casual Games - Gamboozle offers online strategy, wordplay and action games that offer instant prizes such as Gamboozle Bucks and free spins on the Gamboozle virtual slot machine.

•	Multi Player Poker - poker is the ultimate multi-player social game. Gamboozle offers an online based poker game which does not involve gambling with real money.

•
Social Networking - social networking is the ability for users to communicate directly with each other, either through live chat or a messaging system on a website. This creates a feeling of community on a particular website and encourages return visits by users.

Our management believes that the practice of using online video games to advertise a product will be successful for promoting online gaming and casino websites as these two entertainment mediums are closely related and share similar target demographics.  Due to the highly competitive nature of the industry, our management believes that advertisers are willing to pay a premium for a targeted audience and users who are interested in online gaming will be more likely to select advertisements of online gambling and gaming websites.  Since the launch of Gamboozle.com we have experienced consistent growth in our user database. Our current user database has over 90,000 users and over 2,000 people visit Gamboozle.com per day.  We have already generated nominal revenues through the placement of advertising throughout the website.

Gamboozle.com is currently online and fully functional.  Minor improvements are required to allow for paid subscriptions and development of enhanced social interaction tools.  We anticipate that these improvements will take approximately 3 months to implement if we have sufficient capital to retain our employees and fund our operations.   There can be no certainty that we will be able to attract sufficient capital to implement the planned improvements.  Additionally, even if we are able to improve Gamboozle.com as anticipated, there can be no assurance that this will lead to increased revenue as we face significant competition for users and subscribers in Gamboozle.com’s market.

ClimateSeek.com

ClimateSeek.com is a website through which we expect to provide comprehensive content and applications focused on global warming, climate change, renewable energy and the global carbon markets. Though the website is currently in development and has minimal content, we anticipate that some of its main characteristics will be:

•	Our Pay-Per-Click Internet search tool which will be optimized to provide relevant search results from paying advertisers.

•
A social networking component which will allow users to discuss environmental issues in real time as well as through posting of messages.  As with Gamboozle.com, it is our belief that social networking of this type will promote more frequent and longer visits to our website.

•	A carbon calculator which will calculate the amount of carbon a user produces given their particular lifestyle, residence, car, etc.

•	Environmentally themed online video games and contests.

•	Consistently updated news, blogs, articles relating to global warming, climate change, renewable energy and the global carbon markets.

•
Listings of environmentally focused products and applications which can help reduce a user’s negative impact on their environment.  This may be a supplemental revenue source if sufficient users purchase products from retailers featured on ClimateSeek.com

Our management believes that by providing informative content and services we will be able to position ClimateSeek.com as a popular destination for Internet users interested in environmental issues.  In addition, our management anticipates opportunities in the newly formed market for carbon credits, either as a reseller of carbon credits on ClimateSeek.com, or as a project proponent or an investor in projects generating carbon credits for sale in various carbon credit markets.  We anticipate finalizing the development of Climateseek.com in November of 2009.  However, there can be no certainty that we will be able to develop Climateseek.com past its current ‘beta’ stage by November of 2009 or at all as we do not currently have the capital required to do so.  Even if we do complete the design of Climateseek.com as anticipated, this may not result in the generation of revenues as we face significant competition in this market.

Carbon Credits

The concept of carbon credit trading was developed as a result of the Kyoto Protocol and various other local legislative and corporate initiatives which aimed to control the production of green house gases (GHG) by countries and companies.  Countries or companies whose output of GHG is below a fixed target are entitled to collect and sell surplus credits to countries and companies who are not meeting their reduction limits.  Companies or government projects which cannot fulfill the reduction target can buy the surplus credits from other companies or governments in order to offset their emissions.

The Voluntary Market

The voluntary market refers to companies, government agencies, non-governmental agencies (NGOs) and individuals that purchase carbon credits for purposes other than meeting regulatory targets such as the ones set out by the Kyoto Protocol.  A buyer can voluntarily purchase credits from various carbon credit projects.  The action is defined as voluntary so long as the credits will not be used to meet a regulatory target.  Retailers can sell voluntary emission reduction credits for voluntary or regulatory purposes.  However, the vast majority of retailers only sell these voluntary credits to the voluntary market.

Over the past several years there has been a steadily increasing demand for voluntary carbon credits or offsets.  In 2007 the voluntary market saw a total of US $332 million worth of carbon credit transactions, up from US $100 million the year before, according to the annual Ecosystem Market Place report.  However, while growing rapidly, the retail market for voluntary carbon credits is still relatively small and fragmented compared to the Kyoto regulated market.  There are an estimated 60 providers worldwide, most of them based in Europe, North America, and Australia.

Retailers or sellers tend to target a wide variety of market segments, including individuals, businesses, government departments, cities, townships and international events.  Some are for-profit and others are non-profit.  Their websites will generally have a carbon calculator, where users can calculate emissions from various activities such as flying or driving automobiles.  Offsets for air travel seem to be the most popular marketing tool and individuals will usually receive confirmation in the form of a certificate in return for their purchase.

The Chicago Climate Exchange (CCX) is currently the largest exchange where voluntary carbon credits are sold and purchased.  All CCX projects must first undergo a standardized registration, verification and crediting procedure approved by the CCX Offsets Committee before CCX credits are issued.  Once issued, credits must be verified by an approved third-party CCX verifier and registered in the CCX registry.  CCX credits can only be issued after the emission offset has actually occurred.

As can be seen in the table of historical results below, the CCX does have a significant amount of activity even though most of the trading taking place is based on voluntary purchases:

Prices and Volume reported in Metric Tons of CO2

We expect the market for voluntarily purchased carbon credits to increase as our society becomes more environmentally conscious and we will develop various applications and trading markets within the Climateseek.com website to facilitate the trading of carbon credits between individuals and businesses as consumers or vendors.

Carbon credits in the voluntary market range in price from as little as US $0.50 per credit, to as high as US $45.00 on some websites.  This mainly depends on the type of project, verification or standard, and amount of credits being sold.  At the retail level and in small quantities, carbon credits can be sold at much higher prices.   However consumers are paying closer attention to the credibility of each company, type and sustainability of projects, and are becoming savvy to prices of offsets.  We anticipate that with proper additions of content, by November of 2009 ClimateSeek.com can become a comprehensive resource for users looking to educate themselves and purchase carbon credits to offset their personal or business GHG emissions.

There can be no certainty that we will be able to develop Climateseek.com as anticipated.  Please review the various risk factors which may affect our ability to complete the development of Climateseek.com, as well as our other websites and software products, in the “Risk Factors” section on Page 10 of this Registration Statement.  In particular, we do not currently have sufficient capital to undertake the planned development of Climateseek.com and will be relying on equity and debt financing in order to complete development of Climateseek.com.  There can be no assurance that such financing will be secured by us.  Additionally, as Climateseek.com is not fully developed, it is possible that one of our competitors who is more established and better funded will develop similar content and features thereby eliminating what we believe to be our competitive advantage.

Gaming Software

We have developed software which enables users to play various casino type games such as blackjack, roulette and slot machines on our websites.  We have acquired rights to software for online multi-player poker from Fireswirl Technologies Inc., a publicly traded company on the Canadian TSX Venture Exchange for a period of 36 months.  The current agreement, entered into on August 22, 2008 requires us to provide a license fee equal to 10% of revenues derived from this software during the first 18 months and 20% for the next 18 months.  The total amounts are not to exceed CAD $750,000 during the first 18 months and CAD $1,100,000 during the last 18 months.  There are also provisions on the agreement for the outright purchase of this software and we are negotiating such a purchase at this time.

We have been working with, and developing, this software for our particular uses and have imbedded it into our Gamboozle.com website.  Our gaming software allows users to play these various games against other users in real time.  In particular, our poker software has been designed to host over 200 at the same time who are engaged in poker games amongst each other on our website.

Currently, we have integrated the poker software in our Gamboozle.com website.  If we are successful in developing a sizeable database of users for our gaming software we will be able to expand our application offerings with premium content and increased prizes.  In turn, we will be able to introduce a subscription system which will generate revenues from monthly subscription payments.  Additionally, if our gaming software gains users and proves its popularity, it may be possible to license it to various other websites which are looking to attract visitors with additional applications.

A large number of users are necessary to create sufficient visits to our websites to be able to earn revenues from advertising and provide users with other users to play with or against.  It is important for our business plan to generate a large number of users who visit our websites and use our application, but there can be no certainty that we will be able to attract sufficient users to make our business profitable.  This is especially true for our poker software.  As our multi-player poker software relies on multiple players in each virtual poker ‘room’ it is essential that we have sufficient users using our gaming software at the same time to induce other users to visit our website and prolong their stay.

Though the gaming platform is fully operational, we anticipate developing additional games, creating a licensable version and revising it for use on third party websites during the next 12 months if we have sufficient capital to undertake these developments.  However, there can be no certainty that we will be able to attract sufficient capital to implement the anticipated improvement.  and even if we do, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

Fantasy Sports

We have recently developed software for our users to play fantasy sports on our gaming website, Gamboozle.com.  Fantasy sports describes multi-player games in which users act as fantasy owners and build a team that competes against other fantasy teams based on the statistics generated by individual players or teams of a professional sport. Probably the most common variant converts statistical performance of various players into points that are compiled and totaled according to a roster selected by a manager that makes up a fantasy team. These point systems are typically simple enough to be manually calculated by the user appointed as manager of the league.  More complex variants use computer modeling of actual games based on statistical input generated by professional sports. In fantasy sports users have the ability to trade, dismiss, and sign players, like a real sports owner.

The industry surrounding fantasy sports experienced a drastic increase in popularity with the invention and popularization of the Internet.  The Internet made stat collection as well as news and information more readily available.  This made the experience and enjoyment of fantasy sports much more immediate and engrossing.  It's estimated by the Fantasy Sports Trade Association that 29.9 million people age 12 and above in the U.S. and Canada played fantasy sports in 2007 and one can find fantasy sports on all of the major sports websites such as ESPN.com, Sportsline.com and more.

As opposed to all of our competitors, our fantasy sports software system allows users to play in a weekly game as opposed to being committed to the game for an entire season.  Though seasonal subscriptions will be available, our current subscription model requires users to pay an entrance fee every week with the chance of winning a prize every week as well. This creates a small initial investment for the user and potentially, a consistent revenue stream for us.

Currently, the our fantasy sports software offers leagues in the National Football League, National Hockey League, Major League Baseball, and in mixed martial arts fighting.  We have integrated our fantasy sports software into our Gamboozle.com website and we have adapted an application called Mixed Martial Arts Challenge, based heavily on our fantasy sports software, for use by Facebook members.  Our management hopes that we will be able to license our fantasy sports software to heavily visited websites looking to enhance their offerings for a monthly fee or share of subscriptions.

Our fantasy sports software has been integrated into our Gamboozle.com website on free and paid subscription bases.  This software is currently functional, but we anticipate enhancing the content during the next 12 months to include basketball as one of the fantasy sports in which a league may be created and create additional subscription models for increased flexibility for our paid subscribers if we have the necessary capital to fund this development.  However, there can be no assurance that we will be able to attract the necessary capital and  even if we do improve our Fantasy Sports software as anticipated, there can be no assurance that these improvements will result in additional revenue as we face significant competition in this market.

Distribution Methods

Attracting users and advertisers to our websites will be based on the following:

•
Software Licensing – we intend to increase the number of people using our software systems by licensing them to other website owners. We will share in the revenue generated through websites with which already have existing members and traffic.

•
Viral marketing/forums/blogs – we intend to capitalize on the recent popularization of online social communities by creating positive word of mouth within those communities and the Internet as a whole.  We hope that imbedding our online gaming and fantasy sports software free of charge into websites such as Facebook or MySpace will create positive impressions on the users and drive visitors to our site.

•
Online advertising - we intend to take advantage online advertising of ClimateSeek.com and Gamboozle.com through various websites with high numbers of visitors.  Our management believes that the most effective forms of advertising appear to be highly targeted text and visual advertisements on websites focused on similar interests to that of Gamboozle.com and ClimateSeek.com users.

•
Trade shows/Event Marketing – there are a number of trade shows that are geared towards the climate awareness and carbon trading industries as well as online gaming.  We intend to market our websites and software by attending these various events and displaying our products and services.

•
Search Engine Optimization – our websites are developed with consideration to how they will interact with large Internet search utilities such as Google or Yahoo.  By optimizing our websites in such a way that these ubiquitous search engines can identify our websites and their content more easily and therefore list us near the top of their result listings, we hope to attract more visitors.

•
Publicity – we anticipate employing website specific promotions for Gamboozle.com and ClimateSeek.com to attract visitors to our websites.  These promotions may involve reaching out to communities and schools for educational programs on emission reduction via ClimateSeek.com or free raffles on Gamboozle.com

•
Print media – numerous industry publications exist for the climate as well as the Internet gaming industries and we anticipate purchasing advertising or arranging sponsorship in order to increase the awareness of our websites, products, and services.

•	Email campaigns/Newsletters – we are implementing email driven advertising campaigns for the purpose of attracting potential advertisers and as a marketing tool geared towards our membership database.

Competition

Gamboozle.com

We face competition from various websites currently in operation which provide products and services similar to those of Gamboozle.com ranging from micro home-business based businesses to multi-million dollar international enterprises.  Some of our major competitors are Armorgames.com, pogo.com, miniclip.com, crazymonkeygames.com and newgrounds.com, as well as Gambling911.com, Casino.com, Pokerpages.com and Gambling.com which primarily offer casino type games.

Many of these competitors have longer operating histories, greater brand recognition, a higher number of subscribers and visitors to their websites, and better financial resources than we do.  In order for us to successfully compete in the online gaming industry, we will need to attract more visitors to Gamboozle.com through advertising and attractive content.  However, there can be no assurance that we will be able to attract sufficient visitors even if we fully develop Gamboozle.com and introduce all of our anticipated content to effectively compete in this marketplace.

Gambling.com, in particular is very similar to our website in that it uses a pay-per-click listings search, advertising imbedded in visible areas of the website and offers a tool that enables the user to find desired websites via the use of keyword searches. Our Gamboozle.com website is structured similarly, but with more focus on our free games section and possesses the following competitive advantages:

•
We offer a members’ area for users to interact with each other and create a community.  We hope that our development of an online community of users around Gamboozle.com and its offerings will promote positive word of mouth marketing, loyalty amongst our user base and repeated visits.

•
Gamboozle.com offers a free online slot machine with cash and prizes. Users earn free Gamboozle Bucks on the website that they can use to spin the slot machine and win prizes. Our slot machine jackpot carries an average grand prize of over $1,000.  Furthermore, this jackpot may be syndicated through affiliated websites as well as advertisements to attract more visitors to Gamboozle.com.

•
We have developed software which will allow other website owners to use our Pay-Per-Click search software in the form of an unobtrusive bar the top of their websites.   This will provide added functionality to third party websites while potentially creating revenues for us.

•
We have incorporated a comprehensive blogging, or real time message posting system, system into Gamboozle.com.   As a result, Gamboozle.com should be regularly updated with new content from users which will increase the frequency with which it is identified by various search programs on the Internet and our position in any search result listings generated by those programs.

ClimateSeek.com

We will face competition in from a number of websites ranging from micro home-business based businesses to multi-million dollar international enterprises.  Websites such as TreeHugger.com, ENN.com and Terrapass.com provide various services pertaining to environmental news, information and the sale of carbon credits. These three websites have longer operating histories, greater brand recognition, a higher number of visitors and better financial resources than we do.  In order for us to successfully compete in this marketplace, we will need to attract more visitors to Climateseek.com through advertising and attractive content.  However, there can be no assurance that we will be able to attract sufficient visitors, and efficiently compete in this marketplace, even if we fully develop Climateseek.com and introduce all of our anticipated content.

We hope to distinguish ClimateSeek.com from these established websites by providing a more comprehensive experience for the user.  We plan to do this by:

•
Offering not only the ability to offset a user’s GHG emissions by providing a carbon credit market, but also educate and inform on how the carbon credits were produced, the impact of GHG gasses on the global environment and the state of global climate issues in general. Our competitors offer the ability to purchase carbon offsets (CarbonFund.org) or provide news and information (TreeHugger.com), but our management is not aware of any website which combines the two into a comprehensive online destination for environmental awareness and the purchase of carbon credits.

•
Creating a community around ClimateSeek.com and its users.  Out management hopes this will create a sense of loyalty amongst the visitors to our website and result in extended and more frequent visits to check for not only updates regarding environmental issues, but also other members of the website.

Additionally, a growing number of institutions and purchasers such as EcoSecurities, Natsource, CO2e, Shell, Merrill Lynch, Barclay’s Capital, World Bank and the European Bank for Reconstruction and Development are getting involved in conducting and facilitating carbon credit trading.  An increasing number of exchanges including the European Climate Exchange, which deals mostly with carbon trading mandated under the Kyoto Protocol rules, and the Chicago Climate Exchange which is focused on North American carbon trading and generally sees participants join on a voluntary basis, have also gotten involved in the trading of carbon credits.  Though these institutions and exchanges are far better established and have greater financial resources than us, they focus on institutional and corporate clients whereas Climateseek.com will cater mostly to the trading of carbon credits by individuals.

Fantasy Sports

Fantasy sports platforms such as ours are available on all of the major sports related news sites such as ESPN.com, CBS Sportsline and TSN.ca as well as less established websites focused on the fantasy sports marketplace.  Many of these competitors have a much larger subscriber base, substantially greater financial resources and can gain access to subscribers and visitors through advertising and awareness over many different forms of media, including television networks owned by them.  We hope to be able to effectively compete against the established websites in this marketplace by providing a fantasy sports platform with the following advantages:

•
None of our major competitors license their software. They appear to be focusing on their specific product exclusively on their specific website. Our management believes that this gives us an opportunity to start offering our product to many small and medium sized websites which are looking to add fantasy sports content to their applications.

•
•
Most of our competitors use a full season model. This means that users pay once per season to play.  A season is generally defined by the annual season of the sport on which the ‘fantasy team’ is based.  While this has proven to be an effective model, our management believes that providing for more flexible subscription lengths will promote increased usage. In a typical fantasy season, many participants no longer have a chance to win before the season is over, but they still want to play. Our system allows users to begin a new fantasy sports game every week, with a new round starting every Monday or Tuesday.

Subscription Poker

Once our multi-player online poker software has been fully developed, we anticipate providing premium content and services on a subscription basis.  Currently, there is one major subscription poker network, Pureplay.com, as well as some smaller websites such as spadeclub.com and clubwpt.com. These appear to be to be our major competitors in the subscription poker space.

These three websites have longer operating histories, greater brand recognition, a higher number of visitors and better financial resources than we do.  In order for us to successfully compete in this marketplace, we will need to provide unique content and appropriately market our software.

We believe that our systems will have the following advantages:

•	None of the other systems appear to have a licensing model. By making our software available on many websites we can take immediate market share without spending significant funds on marketing.

•	Our price point will be lower. All of the listed competitors charge a monthly membership fee of $19.95.

Our competitors may develop similar software to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry.  Additionally, our competitors may devote greater resources to the development, promotion and sale of their software or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We own the copyright of our logos and all of the contents of our websites, www.Gamboozle.com and www.ClimateSeek.com.  We have also developed proprietary software that consists of our gaming platform (poker and casino), fantasy sports and our Pay-Per-Click search software.

Research and Development

We have not spent any amounts on which has been classified as research and development activities in our financial statements since our inception.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulation and Costs of Compliance

Online Gaming

We do not require any government approvals to carry out our business plan as disclosed above.  If, at some point in the future, our management chooses to use our gaming software for legal online gambling, the state of gambling laws in the US will have an impact on our business.  Currently, the legislation regarding online gambling is in flux and not uniform.  The following are some recent developments in US law regarding online gambling:

•
On May 6, 2009, Congressman Barney Frank (D-MA) unveiled a bill designed to allow U.S.-based companies to obtain licenses and operate federally regulated online gambling sites. The bill, titled the Internet Gambling Regulation, Consumer Protection, and Enforcement Act of 2009 (H.R. 2267), would also allow such sites to accept bets from U.S. customers.   The bill has not yet been signed into law.

•
On June 7, 2007, Representative Robert Wexler (D-FL) introduced HR 2610, the Skill Game Protection Act, which would legalize Internet poker, bridge, chess, and other games of skill. Also on June 7, 2007 Representative Jim McDermott introduced H.R. 2607, the Internet Gambling Regulation and Tax Enforcement Act. IGRTEA would legislate Internet gambling tax collection requirements. The bill has not yet been signed into law.

•
In September 2006 both the US House of Representatives and the US Senate passed legislation (as an amendment to the unrelated SAFE Port Act) that would make transactions from banks or similar institutions to online gambling sites illegal.  The passed bill only addressed banking issues.  The Act was signed into law on October 13, 2006 by President George W. Bush.  In response to SAFE Port Act, a number of online gambling operators including PartyGaming, Bwin, Cassava Enterprises, and Sportingbet announced that real-money gambling operations would be suspended for U.S. customers.

Environment

We anticipate that government regulation in the field of environmental protection and carbon dioxide production will impact the profitability and marketability of our www.ClimateSeek.com products and services.  Though currently, increased regulation is expected, there is no certainty that such regulation will be implemented in a timely fashion and no certainty of the impact it will have on our business.

We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with environmental or various regulations and requirements.

While our intended projects or business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us through increased operating costs and potential decreased demand for our technologies or products or services, which could have a material adverse effect on our results of operations.

Online Services

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the US, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

A range of other laws and new interpretations of existing laws could have an impact on our business. For example, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users.

We also face risks due to government failure to preserve the internet’s basic neutrality as to the services and sites that users can access through their broadband service providers. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses and entrepreneurs to develop and deliver new products, features and services, which could harm our business.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. We post on our web site our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with

Employees

We currently have 3 employees engaged in administrative tasks and software development, all of whom are employed on a full time basis.  We also anticipate engaging various consultants to provide legal, accounting, marketing and software development services.

Description of Property

Our executive office is located at 555 West Hastings Street, Suite 2320, Vancouver, British Columbia, Canada V6B 4N4. We have a lease agreement for our office space which was entered into on July 1, 2006 and expires on June 20, 2011.  We pay approximately $3,300 (CAD $3,973.81) per month for our office space, and approximately $1,845 (CAD $2,250) is paid back to us on a sublease with an unrelated company.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on OTC Bulletin Board, under the trading symbol “IXMD”.  We cannot assure you that there will be a market in the future for our common stock. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Since our listing on the OTC Bulletin Board on January 22, 2009, there have been no trades in our stock.  Once our application for the name change and merger is approved by NASDAQ, we will be provided with a new trading symbol.

Holders

As of August 6 , 2009 there were 118 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of August 6 , 2009 we did not have any equity compensation plans.

Financial Statements

We are including four separate sets of financial statements in this amended Registration Statement on Form S-1/A.  They include the:

•
audited financial statements of Intelimax Media Inc. for the years ended March 31, 2009 and March 31, 2008, the private company with which we merged on May 28, 2009 starting on Page F-1 immediately following the index below;

•	unaudited interim financial statements of the former registrant, Cicero Resources Corp., for the period ended March 31, 2009 placed at the end of this Registration Statement starting on page F-15;

•
audited financial statements of the former registrant, Cicero Resources Corp., for the years ended December 31, 2008 and December 31, 2007 placed at the end of this Registration Statement starting on page F-25; and

•	unaudited pro-forma financial statements, as of March 31, 2009, reflecting the merger between Intelimax Media Inc., and the former registrant, Cicero Resources Corp. attached hereto as Exhibit 99.1.

Intelimax Media Inc.
(A Development Stage Company)
Consolidated Financial Statements
(Expressed in Canadian dollars)
Years Ended March 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders’ Equity
Consolidated Statements of Cash Flows
Notes to the Consolidated Financial Statements
F-1 F-2 F-3 F-4 F-5 F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Intelimax Media Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Intelimax Media Inc. (A Development Stage Company) as of March 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and accumulated from April 17, 2006 (Date of Inception) to March 31, 2009.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and accumulated from April 17, 2006 (Date of Inception) to March 31, 2009, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficit, and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP
Saturna Group Chartered Accountants LLP

Vancouver, British Columbia

May 15, 2009

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in Canadian dollars)

	March 31, 2009 $	March 31, 2008 $

Assets

Current Assets

Cash	17,888	166,888
Amounts receivable	2,695	16,415
Prepaid expenses and deposits	10,055	13,854

Total Current Assets	30,638	197,157

Equipment (Note 3)	15,392	17,330
Website development costs (Note 3)	309,370	202,378

Total Assets	355,400	416,865

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable (Note 6)	125,161	52,720
Accrued liabilities (Note 6)	37,875	18,310
Due to related party (Note 6)	12,000	–

Total Current Liabilities	175,036	71,030

Stockholders’ Equity

Common Stock: unlimited shares authorized, without par value 15,597,157 and 14,812,157 shares issued and outstanding, respectively	1,092,823	896,573

Common stock subscribed (Note 4)	83,000	–

Accumulated deficit during the development stage	(995,459)	(550,738)

Total Stockholders’ Equity	180,364	345,835

Total Liabilities and Stockholders’ Equity	355,400	416,865

Nature of Operations and Continuance of Business (Note 1)
Commitments (Note 7)
Subsequent Events (Note 9)

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in Canadian dollars)

	For the Year Ended March 31, 2009 $	For the Year Ended March 31, 2008 $	Accumulated from April 17, 2006 (Date of Inception) to March 31, 2009 $

Revenue	4,096	1,196	5,292

Expenses

Amortization	95,372	40,577	138,653
Advertising and promotion	16,514	85,815	105,153
Consulting fees (Note 6)	40,536	89,000	173,336
Foreign exchange gain	(552)	(731)	(965)
General and administrative	61,040	54,804	171,398
Management fees (Note 6)	78,000	72,000	198,000
Professional fees (Note 6)	46,614	14,813	105,063
Wages and benefits	111,818	–	111,818

Total Expenses	449,342	356,278	1,002,456

Operating Loss	(445,246)	(355,082)	(997,164)

Other Income

Interest income	525	1,178	1,705

Net Loss for the period	(444,721)	(353,904)	(995,459)

Net Loss Per Share, Basic and Diluted	(0.03)	(0.03)

Weighted Average Shares Outstanding	15,042,280	10,377,380

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity
(Expressed in Canadian dollars)

				Deficit
				Accumulated
			Common	During the
	Common Stock		Stock	Development
	Shares	Amount	Subscribed	Stage	Total
	#	$	$	$	$

Balance – April 17, 2006 (Date of Inception)	–	–	–	–	–

Issuance of common stock for cash at $0.001 per share	7,400,002	7,400	–	–	7,400

Share subscriptions received	–	–	166,033	–	166,033

Net loss for the period	–	–	–	(196,834)	(196,834)

Balance – March 31, 2007	7,400,002	7,400	166,033	(196,834)	(23,401)

Issuance of common stock for cash at $0.001 per share	1,250,000	1,250	–	–	1,250

Issuance of common stock for cash at $0.15 per share	6,042,155	906,223	(166,033)	–	740,190

Issuance of common stock for services rendered	120,000	18,000	–	–	18,000

Share issuance costs		(36,300)	–	–	(36,300)

Net loss for the year	–	–	–	(353,904)	(353,904)

Balance – March 31, 2008	14,812,157	896,573	–	(550,738)	345,835

Issuance of common stock for cash at $0.25 per share	785,000	196,250	–	–	196,250

Share subscriptions received			83,000	–	83,000

Net loss for the year	–	–	–	(444,721)	(444,721)

Balance – March 31, 2009	15,597,157	1,092,823	83,000	(995,459)	180,364

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

	For the Year Ended March 31, 2009 $	For the Year Ended March 31, 2008 $	Accumulated from April 17, 2006 (Date of Inception) to March 31, 2009 $

Operating activities

Net loss for the year	(444,721)	(353,904)	(995,459)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	95,372	40,577	138,653
Issuance of common shares for services	–	18,000	18,000

Changes in operating assets and liabilities:
Amounts receivable	13,720	(7,252)	(2,695)
Prepaid expenses and deposits	3,799	6,157	(10,055)
Accounts payable and accrued liabilities	92,006	(56,254)	163,036
Due to related party	12,000	(1,696)	12,000

Net Cash Used In Operating Activities	(227,824)	(354,372)	(676,520)

Investing Activities

Purchase of equipment	(3,258)	(7,709)	(28,155)
Website development costs	(197,168)	(187,589)	(435,260)

Net Cash Used In Investing Activities	(200,426)	(195,298)	(463,415)

Financing activities

Proceeds from issuance of common shares	196,250	878,673	1,082,323
Share issuance costs	–	(7,500)	(7,500)
Shares subscriptions received	83,000	(166,033)	83,000

Net Cash Provided by Financing Activities	279,250	705,140	1,157,823

Increase (Decrease) in Cash	(149,000)	155,470	17,888

Cash – Beginning of Year	166,888	11,418	–

Cash – End of Year	17,888	166,888	17,888

Non-cash investing and financing activities:
Shares issued for finders’ fees	–	28,800	28,800

Supplemental disclosures:
Interest paid	–	–	–
Income tax paid	–	–	–

1.	Nature of Operations and Continuance of Business

Intelimax Media Inc. (the “Company”) was incorporated on April 17, 2006 under the Business Corporations Act of the province of British Columbia, Canada.  The Company is a development stage company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises” and is an internet media and advertising company that specializes in the development and management of industry-specific websites and portals focusing on new media, online games, search, publishing, and media sales.

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2009, the Company has an accumulated deficit of $995,459 and a working capital deficit of $144,398. The continued operations of the Company are dependent on its ability to generate future cash flows from operations or obtain additional financing.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant Accounting Policies

(a)	Basis of Presentation and Principles of Consolidation

The consolidated financial statements and the related notes of the Company are prepared in accordance with generally accepted accounting principles used in the United States and are expressed in Canadian dollars.  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Gamboozle Media Inc., and Global Climate Seek Inc.  All inter-company accounts and transactions have been eliminated.  The Company’s fiscal year-end is March 31.

(b)	Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles used in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the determination of the useful lives and recoverability of equipment and website development costs, fair value on share-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

2.	Significant Accounting Policies (continued)

(d)	Website Development Costs

Website development costs consist of costs incurred to develop internet web sites to promote, advertise, and earn revenue with respect to the Company’s business operations.  Costs are capitalized in accordance with EITF No. 00-2, Accounting for Web Site Development Costs, and are amortized at a rate of 30% declining balance per annum commencing when the internet web site has been completed, subject to a half-year rule in the first year of amortization.

(e)	Equipment

Equipment is stated at cost and is amortized on a declining-balance basis at the following rates, subject to a half-year amortization rate in the year of acquisition:

Office Furniture and Equipment	20%
Computer Hardware	30%
Computer Software	100%

(f)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(g)	Revenue Recognition

The Company recognizes revenue from advertising hits generated from its website in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue consists of advertising revenue and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and collectibility is reasonably assured.

(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

2.       Significant Accounting Policies (continued)

(i)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R, “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

(j)	Foreign Currency Translation

The Company’s functional currency and its reporting currency is the Canadian dollar and foreign currency transactions are primarily undertaken in United States dollars. Monetary balance sheet items expressed in foreign currencies are translated into Canadian dollars at the exchange rates in effect at the balance sheet date.  Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(k)	Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (“SFAS No. 128”). SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

(l)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.  As at March 31, 2009 and 2008, the Company had no items representing comprehensive loss.

(m)	Financial Instruments and Fair Value Measures

SFAS No. 157, “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

2.	Significant Accounting Policies (continued)

(n)	Financial Instruments and Fair Value Measures (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivables, accounts payable and accrued liabilities, and amounts due to a related party. Pursuant to SFAS No. 157, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

(o)	Recent Accounting Pronouncements

In June 2008, the Financial Accounting and Standards Board (“FASB”) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share”, and is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60” (“SFAS No. 163”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

2.	Significant Accounting Policies (continued)

(o)	Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No.51” SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non controlling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS No. 141 (revised 2007) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141 (revised 2007) will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

3.	Equipment and Website Development Costs

			March 31,	March 31
			2009	2008
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Value	Value
	$	$	$	$

Computer Hardware	13,547	5,729	7,818	8,551
Computer Software	2,414	1,863	551	–
Office Furniture	12,193	5,170	7,023	8,779
Website Development Costs	435,261	125,891	309,370	202,378
	463,415	138,653	324,762	219,708

4.	Common Stock

(a)
As at March 31, 2009, the Company received $83,000 of share subscriptions for the issuance of 332,000 units at $0.25 per unit as part of a private placement financing.  Each unit is comprised of one common share and one share purchase warrant to purchase one additional common share at $0.50 per common share for a period of one year from the date of issuance of the private placement.  Refer to Note 9(a).

(b)
In December 2008, the Company issued 785,000 units at $0.25 per unit for proceeds of $196,250.  Each unit is comprised of one common share and one share purchase warrant to purchase one additional common share at $0.50 per common share for a period of one year from the date of issuance of the private placement.

(c)
During the year ended March 31, 2008, the Company issued 6,042,155 shares at $0.15 per share for proceeds of $906,323, net of share issuance costs and finders’ fees of $36,300.  During the year ended March 31, 2007, the Company received proceeds of $166,033 relating to the issuance.

(d)	In June 2007, the Company issued 120,000 shares of the Company for services provided by a consultant with a fair value of $18,000.

(e)	In April 2007, the Company issued 1,250,000 shares at $0.001 per share for proceeds of $1,250.

5.	Share Purchase Warrants

In December 2008, the Company issued 785,000 share purchase warrants as part of the private placement units, as disclosed in Note 4(b).

The following table summarizes the continuity of share purchase warrants:

	Number of Warrants	Weighted Average Exercise Price $
Balance, March 31, 2007	–	–

Issued	785,000	0.50

Balance, March 31, 2008 and 2009	785,000	0.50

5.	Share Purchase Warrants (continued)

As at March 31, 2009, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price $	Expiry Date
785,000	0.50	December 15, 2009

6.	Related Party Transactions

The Company incurred the following charges with management, officers, and directors of the Company:

	2009	2008
	$	$

Consulting Fees	40,536	47,000
Management Fees	78,000	72,000
Professional Fees	3,000	7,500
	121,536	126,500

As at March 31, 2009, accounts payable and accrued liabilities include $118,084 (2008 - $54,409) owing to management, officers, and directors of the Company for consulting, management, and professional fees.  The amounts due are unsecured, non-interest bearing, and due on demand.

As at March 31, 2009, the Company owed $12,000 (2008 - $nil) to a director of the Company for cash advances provided on behalf of the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

7.	Commitments

(a)
In August 2008, the Company entered into a License Grant and Asset Purchase Agreement (the “Agreement”) with Fireswirl Technologies Inc. (“Fireswirl”), a company registered under the Business Corporations Act of British Columbia.  Under the terms of the Agreement, the Company is obligated for revenue sharing payments and acquisition of assets held by Fireswirl under the following terms:

Revenue Sharing Payments

(i)
10% of the revenues earned from the technology, during the period from inception of the Agreement to a period of the lesser of eighteen months from the inception of the Agreement or when the Company becomes a listed publicly-traded company (the “Initial Revenue Sharing Term”), subject to a maximum revenue sharing payment of $725,000;

(ii)
20% of the revenues earned from the technology, during the period from the first day following the Initial Revenue Sharing Term to a maximum revenue sharing payment of $1,100,000 or when the Agreement is cancelled by either party (the “Full Payment Date”), or when the Asset Purchase Agreement is executed, whichever occurs first; and

7.	Commitments (continued)

Asset Acquisition

(iii)
the Company will purchase the asset, the complete intellectual property held by Fireswirl, which will be used by the Company, in exchange for 1,500,000 common shares of the Company, payable at the earlier of when the Company becomes a listed publicly-traded company or the Full Payment Date.

As at March 31, 2009, the Company has not earned revenues that are subject to the revenue-sharing payments and have not acquired the licenses.

(b)	The Company has entered into a lease agreement for office space that expires on July 31, 2011. The Company is committed to the following minimum lease payments:

Amount $
2010	21,870
2011	21,870
2012	7,290
51,030

8.	Income Taxes

The Company has $856,807 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2027.  The income tax benefit differs from the amount computed by applying the federal income tax rate of 31% and 32% to net loss before income taxes for the years ended March 31, 2009 and 2008, respectively, as a result of the following:

	2009 $	2008 $

Net loss before taxes	(444,721)	(353,904)
Statutory rate	31%	32%

Expected tax recovery	(137,864)	(113,249)
Permanent differences	29,565	12,985
Change in tax rates	5,075	3,883
Change in valuation allowance	103,224	96,381

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at March 31, 2009 and 2008, after applying enacted corporate income tax rates, are as follows:

	2009 $	2008 $

Net operating losses carried forward	265,610	162,386
Valuation allowance	(265,610)	(162,386)

Net deferred tax asset	–	–

8.	Income Taxes (continued)

The Company has incurred operating losses of $856,807 which, if unutilized, will expire through to 2029. Future tax benefits, which may arise as a result of these losses, have not been recognized in these consolidated financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating:

Period Incurred	Net Operating Loss $	Expiry Date
2007	194,131	2027
2008	313,327	2028
2009	349,349	2029

	856,807

9.	Subsequent Events

(a)
Subsequent to March 31, 2009, the Company issued 332,000 units of the Company at $0.25 per unit for proceeds of $83,000, which were received and recorded as common stock subscribed as at March 31, 2009.

(b)
On April 21, 2009, the Company entered into an amalgamation agreement (the “Agreement”) with Cicero Resources Corp., (“Cicero”) a company incorporated under the laws of the State of Nevada and trading on the Over-the-Counter Bulletin Board under the symbol ‘CICR.OB’.  Under the terms of the Agreement, the amalgamated company consisting of Cicero and the Company (the “Amalgamated Company”) will have 150,000,000 authorized common shares with a par value of $0.00001 per share, and 20,000,000 authorized preferred shares with a par value of $0.00001 per share.

Each issued and outstanding common share of the Company and Cicero will be exchanged for one common share of the Amalgamated Company, subject to a reverse stock split by Cicero prior to the final  amalgamation date which would limit shareholders of Cicero to no more than 7,500,000 common shares of the Amalgamated Company.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following is a discussion of Intelimax Media Inc.’s financial statements for the years ended March 31, 2008 and 2009.

As disclosed in our Current Report on Form 8-K filed with the SEC on May 29, 2009, due to the reverse take-over accounting treatment of the merger transaction the financials of Intelimax Media Inc., one of the merging companies involved in the merger which closed on May 29, 2009 and resulted in our formation, will be our financials going forward.  Pro-forma financial statements which combine both Intelimax Media Inc. and Cicero Resources Corp, the former registration, financial statements for the period ended March 31, 2009 are filed as Exhibit 99.1 of this Prospectus.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Form S-1. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this Management’s Discussion and Analysis of Financial Condition and Results of Operations regarding the financial statements of Intelimax Media Inc. are in Canadian dollars.

Management's Discussion and Analysis of Financial Position and Results of Operations for the years ended March 31, 2009 and 2008 (CAD $).

Liquidity and Capital Resources for the years ended March 31, 2009 and 2008

As of March 31, 2009, we had cash of $17,888, total assets of $355,400 and a working capital deficit of $144,398 compared to $166,888 in cash, $416,865 in assets and working capital of $126,127 as of March 31, 2008.  As of March 31, 2009 we have an accumulated deficit of $995,459.

During the year ended March 31, 2009, we raised $279,250 of financing through the issuance of common shares and private placement units compared to $705,140 during the year ended March 31, 2008.  The decrease in cash provided by financing activities was due to a decrease in the issuance of our common shares.  From our inception on April 17, 2006 to March 31, 2009, we have raised a net amount of $1,157,823 in cash through financing activities.

We used net cash of $200,426 in investing activities during the year ended March 31, 2009 compared to $195,298 during the same period in 2008.  During both years, the substantial majority of the cash used was spent on website development costs.  From our inception on April 17, 2006 to March 31, 2009, we have spent a total of $463,415 on investing activities with $435,260 being spent on website development costs and $28,155 being spent on purchases of equipment.

During the year ended March 31, 2009 we used net cash of $227,824 in operating activities compared to $354,372 during the same period in 2008.  From our inception on April 17, 2006 to March 31, 2009 we used net cash of $676,520 in our operating activities.  During the year ended March 31, 2009, our monthly cash requirement was approximately $19,000 compared to $29,000 during the same period in 2008.  Currently, we do not have sufficient cash in our bank accounts to cover our expenses for even one month.  We anticipate meeting our cash requirements through a combination of equity and debt financing.

We anticipate that we will generate only nominal revenues in the near future and we do not anticipate achieving sufficient positive operating cash flow until 2010.  It may take several years for us to fully realize our business plan.

We estimate that our expenses over the next 12 months (beginning July 2009) will be approximately $1,047,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (CAD $)
Legal and accounting fees	12 months	60,000
Further development of Gamboozle.com	August 2009	40,000
Further development of Climateseek.com	November 2009	25,000
Maintenance and refinement of gaming software	12 months	150,000
Maintenance and refinement of fantasy sports software	12 months	50,000
Further development of Pay-Per-Click software	September 2009	10,000
Development of carbon calculator for Climateseek.com	November 2009	25,000
Marketing and advertising	12 months	225,000
Investor relations and capital raising	12 months	72,000
Management and operating costs	12 months	245,000
Salaries and consulting fees	12 months	65,000
Hardware purchases	12 months	30,000
General and administrative	12 months	50,000
Total		1,047,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out any business plan.

On May 28, 2009 we completed a merger with Cicero Resources Corp., the former registrant.  Pursuant to this transaction we merged into one entity with the name of Intelimax Media Inc. and began operating the business of Intelimax Media Inc.  The merger also resulted in the adoption of Intelimax Media Inc.’s assets, liabilities and historical operations as our own.  We incurred certain legal and accounting costs associated with the public reporting obligations in conjunction with the merger and full details of these costs will be provided in our upcoming quarterly report for the period ended June 30, 2009.

Results of Operations for the year ended March 31, 2009 and from April 17, 2006 (inception) to March 31, 2009.

Revenues

We have earned $5,292 during the period from our inception on April 17, 2006 to March 31, 2009. We generated revenues of $4,096 during the year ended March 31, 2009 and $1,196 during the same period in 2008. At this time, our ability to generate significant revenues continues to be uncertain. The auditor's report on our audited financial statements for the years ended March 31, 2009 and 2008 contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

From April 17, 2006 (inception) to March 31, 2009, our total expenses were $1,002,456. The major components of our total expenses since inception to March 31, 2009 were: $198,000 for management fees, $173,336 for consulting fees, $171,398 for general and administrative expenses, $138,653 for amortization, $111,818 for wages and benefits, $105,153 for advertising and promotion and $105,063 for professional fees.  Our general and administrative expenses consist of bank charges, office maintenance, communication expenses, courier, postage, office supplies, and rent.

For the years ended March 31, 2009 and March 31, 2008, our expenses were as follows:

Type of Expense	March 31, 2009 ($)	March 31, 2008 ($)
Amortization	95,372	40,577
Advertising and promotion	16,514	85,815
Consulting fees	40,536	89,000
General and administrative	61,040	54,804
Management fees	78,000	72,000
Professional fees	46,614	14,813
Wages and benefits	111,818	–

The year over year increase in total expenses can be attributed mostly to the expenses associated with wages and benefits.  Such expenses arose as we hired additional employees in order to develop our websites and business plan.

Net Loss

We incurred net loss of $444,721 for the year ended March 31, 2009 compared to a net loss of $353,904 for the year ended March 31, 2008.  Our net loss for the period from April 17, 2006 (inception) to March 31, 2009 was $995,459

Off-Balance Sheet Arrangements

As of the date of this Report, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Tabular disclosure of contractual obligations
Contractual obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	N/A
Capital Lease Obligations	N/A
Operating Lease Obligations	51,030	21,870	29,160	0	0
Purchase Obligations	N/A
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	N/A
Total	51,030	21,870	29,160	0	0

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Known Material Trends and Uncertainties

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from outside sources to sustain operations and meet our obligations on a timely basis, and ultimately upon our ability to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that we will have sufficient resources to complete any business combination or that our future operations will be profitable.

These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have issued a going concern opinion, which means that they believe there is substantial doubt that we can continue as an on-going business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. The threat that we will be unable to continue as a going concern will be eliminated only when our revenues have reached a level that is able to sustain our business operations.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our consolidated financial statements for the years ended March 31, 2009 and 2008. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to amortization of equipment and website development costs, fair value on share-based payments, and valuation allowances on deferred income tax losses. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Loss per Share

We compute net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Financial Instruments and Fair Value Measures

SFAS No. 157, “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1: Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3: Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash, other receivables, other assets, accounts payable and accrued liabilities, and amounts due to a related party. Pursuant to SFAS No. 157, the fair value of our cash and cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Our operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, we do not use derivative instruments to reduce its exposure to foreign currency risk.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

(a) Previous independent registered public accounting firm

(i)	On May 28, 2009, we formally informed Kempisty & Company, Certified Public Accountants, P.C. (“Kempisty”) of their dismissal as our independent registered public accounting firm.

(ii)
The report of Kempisty on our financial statements as of and for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)	Our Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)
During our two most recent fiscal years and through May 28, 2009 there have been no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kempisty would have caused it to make reference thereto in connection with its report on the financial statements for such years.

(v)	A copy of the letter provided by Kempisty dated May 29, 2009 is filed as Exhibit 16.1 to this Form S-1.

(b) New independent registered public accounting firm

On May 28, 2009 our Board of Directors resolved to retain Saturna Group Chartered Accountants LLP as our principal independent registered public accounting firm. Saturna Group Chartered Accountants LLP was the independent accounting firm which audited the financial statements of our merger partner, Intelimax.  Apart from the audit of Intelimax, during our two most recent fiscal years and through May 28, 2009, we had not consulted with Saturna Group Chartered Accountants LLP regarding any of the following:

(i)	the application of accounting principles to a specific transaction, either completed or proposed;

(ii)
the type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Saturna Group Chartered Accountants LLP concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)	any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Directors and Executive Officers

Directors and Officers

Our Articles state that the authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at four. We currently have four directors.  All directors and officers were appointed pursuant to the terms of our merger agreement with Intelimax.

Our directors and officers are as follows:

Name	Age	Position
Michael Young	46	President, Secretary and Director
Charles Green	36	Chief Executive Officer and Director
Ping Shen	42	Chief Financial Officer, Principal Accounting Officer, Treasurer and Director
Richard Skujins	38	Director
Raymond Slee	43	Chief Technical Officer

Our directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Michael Young, President, Secretary and Director

Michael Young has been our director since April 28, 2009.  Mr. Young was also appointed as our President and Secretary on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Young was the President and founder of Intelimax since April 2006.   He is also currently CEO and Director of Carbon Friendly Solutions Inc. an environmental company listed on the TSX Venture Exchange focusing on wood waste utilization and the development of bio energy products that offset the use of fossil fuels to reduce carbon emissions.

From June 2005 to July 2006, he was Director and Corporate Secretary for Stream Communications Network & Media Inc., and responsible for Corporate Development and Public Relations of Stream since October 2000. During his time with Stream the company grew from start up to 65,000 subscribers and raised over US $15 million of private debt and equity to accomplish its growth objectives.

From 1994 to present Mr. Young has been helping individuals and small businesses achieve both short and long term financial security goals acting as a self-employed independent consultant. Mr. Young is a graduate of the Certified Financial Planning Education Program from the Financial Advisors Association of Canada and the British Columbia Institute of Technology, where he studied Business Administration.

Charles Green, Chief Executive Officer and Director

Mr. Green was appointed as our Chief Executive Officer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.  He was the Vice President in charge of development since January 2007.  Since 1997, Charles Green has worked with some of the leading companies in the Internet gaming industry as a developer and manager of large-scale software systems. His career highlights include:

•
August  2000 to October 2006: iGaming Software where as Director of Product Development he was responsible for overseeing the design and development of the award winning iGaming Software platform which included a full featured, 47 game casino, poker and sports betting system, an ecommerce system and all necessary management and reporting tools.

•
July 1997 to March 2000: Product manager for World Gaming. He was responsible for the design and development of the Sportsbook product that is still being used by Sportsbook.com, one of the largest I-gaming companies in the industry.

Mr. Green has also been self employed as an independent consultant in the areas of product development and management between March and August 2000 as well as October 2006 to January 2007.

Ping Shen, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Ms. Shen was appointed as our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.  Ms. Shen is a Certified General Accountant, with over 18 years of professional experience in China and Canada.   From 1999 to 2001 Ms. Shen was a Senior Staff Accountant with Jones Richards & Company.  From 2001 Ms. Shen has been working with an independent accountancy practice, providing accounting services for several public companies in the communications, IT, environmental and mining sectors.  Ms. Shen is a member of the Certified General Accountant Association of Canada and speaks fluent English, Mandarin and Cantonese.

Raymond Slee, Chief Technical Officer

Mr. Slee was appointed as our Chief Technical Officer on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Slee has more than 12 years experience in technological development, including 7 years of Distributed Systems Architecture and Design. Before joining Intelimax, Mr. Slee served as Chief Technical Officer for SwampFox Software Ltd. for 5 years (2002-2007). He was responsible for overseeing the design and implementation of an advanced graphical web site monitoring system called LiveSiteMonitor as well as LiveServiceDesk, a web communications product.  Prior to SwampFox Software Mr Slee worked within the London Financial Industry (1995-2002) as a Senior Systems Architect and Project Manager.  Mr. Slee graduated from the University of Maryland with a bachelor of Computer Science and Electrical Engineering degree in 1996.  Since 2007 Mr. Slee has been working with Intelimax and is our Chief Technical Officer in charge of software development.

Richard Skujins, Director

Mr. Skujins was appointed as our Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Skujins has over 16 years of business experience as owner, operator and investor with various private companies in the construction, roofing, IT and restaurant sectors.  From 1992 to the present Mr. Skujins has been the principal owner and operator of Cambie Roofing and Drainage.  Cambie Roofing has been a successful family operated commercial and residential roofing and drainage company for over 50 years in British Columbia.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Michael Young, our President, Secretary and Director, also serves as the Chief Executive Officer and director of Carbon Friendly Solutions, Inc. (“Carbon Friendly”). While we do not expect this entity to compete with us as it in not engaged in the online gaming or software businesses, Mr. Young has a fiduciary duty to Carbon Friendly Solutions, Inc and may not present business opportunities to us unless this entity has first declined to accept them.  Though the ClimateSeek.com business model and the Carbon Friendly business model are both based on revenue production from environmentally conscious activities, we do not anticipate any material business opportunities will cause a conflict of interest for Mr. Young as a result of his obligations to both entities due to Carbon Friendly’s distinct business focus.  Carbon Friendly focuses on developing projects in the reforestation, biomass and renewable energy sectors.  ClimateSeek.com focuses on climate awareness internet search functionality, advertising, publishing, product sales and social networks.  It is possible that the activities of Carbon Friendly will be complimentary to Climateseek.com as carbon credits developed from Carbon Friendly’s projects may be sold on Climateseek.com in the future; however, it is unlikely that a conflict of interest will develop.

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. We also intend to establish policies and procedures for seeking appropriate business combination candidates. As part of our intended processes, we intend to create a contact database describing the materials we receive from any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidates were either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by Cicero Resources Corp. and Intelimax Media Inc. to or for the account of their respective principal executive officers during the last completed fiscal year and each other executive officers whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Total ($)
Michael Young (2)	2008	72,000	72,000
	2007	54,000	54,000
Charles Green (3)	2008	72,000	72,000
	2007	12,000	12,000
Ping Shen (4)	2008	7,500	7,500
	2007	39,000	39,000
Raymond Slee (5)	2008	13,950	13,950
	2007	-	-
Richard Skujins (6)	2008	-	-
	2007	-	-
Tom Alexiou (7)	2008	-	-
	2007	-	-
Melanie Williams (8)	2008	800	800

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Michael Young was appointed as one of our directors on April 28, 2009 and as our President and Secretary on May 28, 2009 in connection with our merger with Intelimax.

(3)	Charles Green was appointed as our Chief Executive Officer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(4)	Ping Shen was appointed as our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(5)	Raymond Slee was appointed as our Chief Technical Officer on May 28, 2009 in connection with the closing of our merger with Intelimax.

(6)	Richard Skujins was appointed as our Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(7)
Tom Alexiou was the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director of Cicero Resources Corp. from inception on October 19, 2007 to September 11, 2008

(8)
Melanie Williams was the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director of Cicero Resources Corp. from September 11, 2008 until May 28, 2009 when she resigned as part of our merger with Intelimax.  Our management agreement with Melanie Williams terminated upon the delivery and acceptance of her resignation.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to August 6, 2009. As of August 6, 2009 we did not have any stock option plans.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our directors or officers

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to August 6 , 2009. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of August 6, 2009, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of August 6, 2009, there were 23,349,567 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form S-1.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(6)
Common Stock	Michael Young (1) 4431 Cambridge Street, Burnaby, BC, V5C 1H6	2,850,002	12
Common Stock	Charles Green (2) 137 Oak Court, Anmore, BC, V3H 4W9	2,900,000	12
Common Stock	Ping Shen (3) 1328 East 35th Avenue, Vancouver, BC, V5W 1C1	750,000	3
Common Stock	Richard Skujins (4) 7375 Angus Drive, Vancouver, BC, V6P 5J8	870,667 (10)	4
Common Stock	Raymond Slee (5) 640 Union Street, Vancouver, BC, V6A 2B9	100,000	(7)
	All Officers and Directors as a Group	7,470,669	30
Common Stock	Glen Little 15446 - 111 Avenue Surrey, BC, V3R 0W6	1,473,333 (11)	6
Common Stock	John Buttedhal 2016 Graveley Street Vancouver, BC, V5L 3B7	2,200,000	9
Common Stock	Don Scholar. (8) 1 Chancery Court, Providenciales Turks & Caicos Islands	2,090,000	8
Common Stock	Evensong Inc. (9) Suite 1-A, 5, Calle Eusebia A. Morales, El Cangrejo, Panama City, Panama	1,500,000	6
	All Others as a Group	7,263,333	30

(1)	Michael Young is our President, Secretary and director.
(2)	Charles Green is our Chief Executive Officer and director.
(3)	Ping Shen is our Chief Financial Officer, Principal Accounting Officer, Treasurer and director.
(4)	Richard Skujins is our director.
(5)	Raymond Slee is our Chief Technical Officer.
(6)	Based on 23,349,567 shares as well as warrants to purchase additional shares by each individual shareholder issued and outstanding as of August 6, 2009 .
(7)	Less than 1%.
(8)	Don Scholar is the beneficial owner and has voting and investment control over 1,990,000 shares of our common stock held by Grand Palm Ltd. and 100,000 shares of our common stock held by Everest Ltd.
(9)	Cesar Degracia is the beneficial owner and has voting and investment control over the securities held by Evensong Inc.
(10)
Includes 450,000 common shares owned in his personal name, and 368,667 shares and warrants to purchase an additional 52,000 shares held in the name of Our World Holdings Ltd., over which he has voting and dispositive control.

(11)	Includes 1,413,333 common shares and warrants to purchase an additional 60,000 shares at $0.50 per share held in his personal name.

Changes in Control

As of August 6, 2009 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

We incurred $3,911 in expenses for the year ended March 31, 2009 and $47,000 for the year ended March 31, 2008 with John Buttedhal, the beneficial owner of more than 5 percent of our voting securities, for consulting fees.

We incurred $36,625 in expenses for the year ended March 31, 2009 (2008-$nil) with Glen Little, the beneficial owner of more than 5 percent of our voting securities.

We incurred $78,000 in expenses for the year ended March 31, 2009 and $72,000 for the year ended March 31, 2008 with Michael Young, our director, President and Secretary.

We incurred $3,000 in expenses for the year ended March 31, 2009 and $7,500 for the year ended March 31, 2008 with Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director.

As of March 31, 2009, our accounts payable and accrued liabilities included $49,457 to Michael Young, our director, President and Secretary, for management fees, $21,000 to Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director, for accounting fees, and $47,275 to Realbrand Advertising & Marketing, a company owned and controlled by our Chief Executive Officer and director, Charles Green, for website development costs, and $352 to Charles Green for expenses. The amounts due are unsecured, non-interest bearing, and due on demand.

As of March 31, 2008, accounts payable and accrued liabilities included $7,432 to Michael Young, our director, President and Secretary, for management fees, $23,000 to Ping Shen, our Chief Financial Officer, Principal Accounting Officer, Treasurer and director, for accounting fees, $11,625 to John Buttedahl, a beneficial owner of more than five percent of our voting securities, for consulting fees, $12,000 to Realbrand Advertising & Marketing, a company owned and controlled by our Chief Executive Officer and director, Charles Green, for website development costs, and $352 to Charles Green for expenses. The amounts due are unsecured, non-interest bearing, and due on demand.

As of March 31, 2009, the Company owed $12,000 (2008 - $nil) to Richard Skujins, our director, for cash advances provided on our behalf.  The amount owing is unsecured, non-interest bearing, and due on demand.

On April 21, 2009 Cicero Resources Corp. and Intelimax Media Inc. entered into a merger agreement.  Pursuant to the terms of this agreement, upon the closing of the merger each shareholder of Intelimax Media Inc. was to receive a share of the new merged entity on a 1 for 1 basis.  On May 28, 2009, the following directors and officers were issued stock pursuant to the terms of the merger agreement between us and Intelimax:

•	Michael Young was issued 2,350,002 shares of our common stock;

•	Charles Green was issued 2,200,000 shares of our common stock;

•	Ping Shen was issued 750,000 shares of our common stock; and

•	Richard Skujins was issued 450,000 shares of our common stock.

The following are the material terms of the merger agreement and conditions precedent which were to be satisfied in order for the merger to close.  Prior to closing, Cicero Resources Corp. was to:

•	execute a 100 to 1 reverse split of the issued and outstanding shares of its common stock;

•	raise a minimum of $35,000 through a private placement of shares of its common stock at a price of $0.005 per share;

•
convert out of the corporate jurisdiction of the state of Nevada pursuant to Chapter 92A of the Nevada Revised Statutes and shall have continued into the corporate jurisdiction of the province of British Columbia pursuant to the Business Corporations Act (British Columbia);

•	appoint Michael Young, the President and CEO of Intelimax to its Board of Directors; and

•
submit the merger agreement to the holders of any shares of any class or series of Cicero Resources Corp. for approval and adoption, and the holders of any shares of any class or series of the Cicero Resources Corp. shall have adopted the merger agreement pursuant to the Nevada Revised Statutes.

The above conditions were satisfied and on May 28, 2009, the two companies merged.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. At the moment only Richard Skujins could be considered an independent director under most definitions of “independence”.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Under our Articles, we may indemnify any officer, director, employee or person serving us at our request and who, because of such person’s position, is made a party to any threatened, pending or completed civil or criminal proceeding or investigation, provided that such person acted in good faith and in a manner which he reasonably believed to be in our best interest or if such person had no reason to believe that his conduct was unlawful. To the extent that the officer, director, employee or other person is successful on the merits in a proceeding as to which such person is to be indemnified, we must indemnify such person against all expenses incurred, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhausting all appeals therefrom, to be liable to us or for any amount paid in settlement by us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers under Nevada law, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

Item 13.  Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$3
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing and marketing expenses	100
Miscellaneous	97
Total	$25,200

Item 14. Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

•	Part 6, Division 5 of the British Columbia Business Corporations Act (“BCBCA”); and

•	Section 21 of our Articles, filed as Exhibit 3.2 of this Current Report on Form 8-K.

British Columbia Business Corporations Act

Part 6, Division 5 of the BCBCA allows us to indemnify our directors and officers against losses incurred as a result of an action brought against them due to their position with us whether they are successful in defending the action or not.  If an action is brought against one of our directors or officers and that director or officer is successful in the outcome of the proceeding, the BCBCA requires that we reimburse all costs associated with defending such action.

The BCBCA also provides that we must not indemnify or pay the expenses of one of our directors or officers if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if a proceeding is brought against one of our directors or officers by or on behalf of the company, the company must not:

(a) indemnify the director or officer in respect of the proceeding; or

(b) pay the expenses of the director or officer in respect of the proceeding.

Our Articles

Under our Articles, we are required to indemnify any officer, director, employee or person serving us at our request and who, because of such person’s position, is made a party to any threatened, pending or completed civil or criminal proceeding or investigation, provided that such person acted in good faith and in a manner which he reasonably believed to be in our best interest or if such person had no reason to believe that his conduct was unlawful. To the extent that the officer, director, employee or other person is successful on the merits in a proceeding as to which such person is to be indemnified, we must indemnify such person against all expenses incurred, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification is intended to be to the fullest extent permitted by the laws of the Province of British Columbia. Insofar as indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under British Columbia law, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

We have sold the following unregistered securities during our last three fiscal years:

•
On December 12, 2007, we issued 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our former sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500.  These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  Due to a 1 for 100 reverse split of our common stock, the 25,000,000 shares initially issued, were reduced to 250,000.

•
On January 30, 2008, we issued 12,000,000 shares of our common stock to six investors, at $0.0025 per share for cash proceeds of $30,000. These securities were issued without a prospectus pursuant to Regulation S of the Securities Act.  On April 28, 2008, we entered into agreements with our 6 investors who purchased an aggregate of 12,000,000 shares of our common stock, to cancel an aggregate of 3,000,000 shares of our common stock; 500,000 shares of our common stock per investor. We felt that this would benefit the company by decreasing the amount of shares which were sold at a very low price and in consideration we agreed to register an aggregate of 240,000 shares of our common stock held by the 6 investors; 40,000 shares of our common stock per investor.

•
On May 26, 2009, we issued an aggregate of 7,000,000 shares to 24 various investors at a price of $0.005 in exchange for cash proceeds of $35,000.  These securities were issued without a prospectus pursuant to Section 4(2) and Regulation S of the Securities Act.

•
On May 28, 2009 we closed a merger between Cicero Resources Corp., the former registrant, and Intelimax Media Inc.  We are the surviving company.  Pursuant to the terms of the merger, we converted 16,009,157 of the issued and outstanding common shares of Intelimax Media Inc. held by 83 shareholders into shares of our common stock on a 1 for 1 basis.  The following of our officers and directors were issued stock in this transaction:

o	Michael Young was issued 2,350,002 shares of our common stock;
o	Charles Green was issued 2,200,000 shares of our common stock;
o	Ping Shen was issued 750,000 shares of our common stock; and
o	Richard Skujins was issued 450,000 shares of our common stock.

These securities were issued without a prospectus pursuant to Section 4(2) and Regulation S of the Securities Act.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of these shares did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Cicero Resources Corp. filed on October 19, 2007 (1)
3.2	Continuation Application and Notice of Articles for Cicero Resources Corp. dated May 20, 2009 (2)
3.3	Amalgamation Application dated May 28, 2009 (3)
3.1	Notice of Articles (3)
3.2	Articles (3)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (3)
5.1	Legal Opinion of Bacchus Law Corp.
10.1	Licensing and Asset Purchase Agreement with Fireswirl Technologies Inc. (5)
10.2	Merger Agreement between Cicero Resources Corp. and Intelimax Media Inc. entered into on April 21, 2009. (4)
16.1	Letter from Kempisty to the SEC dated May 29, 2009. (2)
23.1	Consent of Saturna Group Chartered Accountants LLP
23.2	Consent of Kempisty & Co., CPAs, P.C.
23.3	Consent of Bacchus Law Corp.
99.1	Unaudited Pro Forma Balance Sheet as of March 31, 2009 and Unaudited Pro Forma Statements on Operations for the period ended March 31, 2009 (5)

(1) Filed as an Exhibit to our Registration Statement on Form S-1 filed on May 12, 2008.
(2) Filed as an Exhibit to our Current Report on Form 8-K filed on May 26, 2009.
(3) Filed as an Exhibit to our Current Report on Form 8-K filed on June 1, 2009.
(4) Filed as an Exhibit to our Current Report on Form 8-K filed on April 27, 2009.
(5) Filed as an Exhibit to our Registration Statement on Form S-1 filed on June 12, 2009

Item 17. Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 6, 2009.

INTELIMAX MEDIA INC.

By:	/s/ Michael Young
Michael Young
President, Secretary, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Michael Young	President, Secretary, Director	August 6, 2009
Michael Young

/s/ Charles Green	Chief Executive Officer, Director	August 6, 2009
Charles Green

/s/ Ping Shen	Chief Financial Officer, Principal Accounting Officer, Treasurer, Director	August 6, 2009
Ping Shen

Cicero Resources Corp.
(An Exploration Stage Company)
Financial Statements
 (Expressed in US dollars)
(Unaudited)
Period Ended March 31, 2009

Balance Sheets Statements of Operations Statements of Stockholders’ Deficiency Statements of Cash Flows Notes to the Financial Statements	F-15 F-16 F-17 F-18 F-19

Cicero Resources Corp.
(An Exploration Stage Company)
Report and Financial Statements
December 31, 2008 and 2007
(Expressed in US Dollars)

Report of Independent Registered Public Accounting Firm by Kempisty & Company, CPAs, P.C
Balance Sheets
Statements of Operations
Statements of Cash Flows
Statements of Stockholders’ Deficiency
Notes to the Financial Statements
F-25 F-26 F-27 F-28 F-29 F-30

Cicero Resources Corp.
(An Exploration Stage Company)
Balance Sheets
(In US Dollars)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$672	$1,551
Accounts receivable	12	12

Total current assets	684	1,563

Total Assets	$684	$1,563

Liabilities & Stockholders' Deficiency

Current Liabilities
Accounts payable and accrued liabilities (Note 5)	$7,880	$7,382
Short term note payable (Note 4)	4,582	-
Total current liabilities	12,462	7,382

Commitments and contingencies (Notes 5 and 6)	-	-

Stockholders' Equity
Preferred Stock, $0.00001 par value;
authorized 20,000,000 shares, none issued and outstanding	-	-
Common Stock, $0.001 par value; authorized 150,000,000 shares,
issued and outstanding 340,040 shares	340	340
Additional Paid-in Capital	83,160	83,160
Deficit accumulated during the exploration stage	(95,278)	(89,319)
Total Stockholders' Deficiency	(11,778)	(5,819)
Total Liabilities & Stockholders' Deficiency	$684	$1,563

Cicero Resources Corp.
(An Exploration Stage Company)
Statements of Operations
(In US Dollars)

			October 19, 2007
			(inception) to
	Three Months Ended March 31,		March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)

Revenue	$-	$-	$-

Expenses
Accounting and audit fees	2,577	-	15,495
Bank charges and interest	67	69	371
Filing fees	400	5,370	15,757
Mineral property acquisition cost	-	6,000	6,320
Professional fees	2,165	35,068	55,085
Rent	750	-	2,250
Total expenses	5,959	46,507	95,278

Net loss	$(5,959)	$(46,507)	$(95,278)

Net loss per share
Basic and diluted	$(0.02)	$(0.13)

Weighted Average Shares Outstanding
Basic and diluted	340,400	364,645

Cicero Resources Corp.
(An Exploration Stage Company)
Statements of Changes in Stockholder’s Deficiency
(In US Dollars)
For the period October 19, 2007 (inception) to March 31, 2009 (unaudited)

				Deficit
				Accumulated
	Common Stock		Additional	During the
	$0.001 par value		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Total

Balance at October 19, 2007 (inception)	-	$-	$-	$-	$-

Common stock issued for cash-initial
capitalization at $0.15 per share	250,000	250	37,250	-	37,500
Common stock issued for cash-pursuant to
subscription agreements at $0.25 per share	40,000	40	9,960	-	10,000
Net loss	-	-	-	(5,333)	(5,333)

Balance at December 31, 2007	290,000	290	47,210	(5,333)	42,167

Common stock issued for cash-pursuant to
subscription agreements at $0.25 per share	80,000	80	19,920	-	20,000
Common stock issued for cash-pursuant to
subscription agreements at $40.00 per share	400	-	16,000	-	16,000
Common stock issued for cash-pursuant to
cancellation agreements	(30,000)	(30)	30	-	-
Net loss	-	-	-	(83,986)	(83,986)

Balance at December 31, 2008	340,400	340	83,160	(89,319)	(5,819)

Net loss	-	-	-	(5,959)	(5,959)

Balance at March 31, 2009 (unaudited)	340,400	$340	$83,160	$(95,278)	$(11,778)

Note:  The statement is subject to the reverse split of the Company's common shares on a basis of 100 to 1 announced on April 16, 2009.

Cicero Resources Corp.
(An Exploration Stage Company)
Statements of Cash Flows
(In US Dollars)
For the period October 19, 2007 (date of inception) to March 31, 2009

			October 19, 2007
			(inception) to
	Three Months Ended March 31,		March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Cash Flows From Operating Activities
Net loss	$(5,959)	$(46,507)	$(95,278)
Adjustments to reconcile net loss to net
cash used by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	-	-	(12)
Accounts payable and accrued liabilities	498	(6,183)	7,880
Net cash used by operating activities	(5,461)	(52,690)	(87,410)

Cash Flows From Financing Activities
Short term note payable	4,582	-	4,582
Stock issued for cash	-	36,000	83,500
Net cash provided by financing activities	4,582	36,000	88,082

Net increase (decrease) in cash	(879)	(16,690)	672
Cash, beginning of period	1,551	47,491	-
Cash, end of period	$672	$30,801	$672

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS/GOING CONCERN

Cicero Resources Corp. (the “Company”) was incorporated in the State of Nevada on October 19, 2007. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company acquired an option to purchase a mineral property located in the Sunset Mining District within the southwestern corner of the state of Nevada, U.S.A. and has not yet determined whether this property contains reserves that are economically recoverable. As of January 30, 2009, due to a lack of funding, the Company did not make the agreed upon payment to keep the option agreement in force; therefore, the agreement is considered terminated

At March 31, 2009, substantially all of the Company’s assets and operations are located and conducted in Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At March 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $95,278 since its inception, has a deficit in working capital of $7,196 and may incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

The Company complies with the Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises” and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

Mineral Property Costs

The Company has been in the exploration stage since its incorporation and inception on October 19, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and are charged to operations as the value is impaired. Exploration costs are expensed until proven and probable reserves are established. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation and Transaction

The Company’s functional currency is the Canadian dollar.  The Company uses the United States of America dollar as its reporting currency for consistency with the registrants of the Securities and Exchange Commission (“SEC”) and in accordance with SFAS No. 52.

Assets and liabilities denominated in a foreign currency at period-end are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Any gains or losses arising as a result of such translations are not included in operations, but are reported as a separate component of equity as foreign currency translation adjustments, if applicable.

Transactions undertaken in currencies other than the functional currency are translated using the exchange rate in effect on the transaction date.  Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

Financial Instruments

The carrying value of bank indebtedness, accounts payable and accrued liabilities, loan payable to related party approximates their fair value because of the short-term maturity nature of these instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”.  Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided, as it would be anti-dilutive.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos 123 and 123R. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements – An amendment of ARB No. 51".  SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity.  The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.  The adoption of this statement has not had a material effect on the Company's financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities".  SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The adoption of this statement did not  have a material effect on the Company's  financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles".  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles".  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In April 2008, the FASB issued FSP No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3").  FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets".  This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions.  FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  Early adoption is prohibited.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, FASB issued FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants."  Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  We will adopt FSP APB 14-1 beginning in the first quarter of fiscal year 2010, and this standard must be applied on a retrospective basis.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements (continued)

In the first quarter of 2009, we adopted Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), “Business Combinations” (SFAS No. 141(R)) as amended by FASB staff position FSP 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” SFAS No. 141(R) generally requires an entity to recognize the assets acquired, liabilities assumed, contingencies, and contingent consideration at their fair value on the acquisition date. In circumstances where the acquisition-date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. In addition, acquired in-process research and development is capitalized as an intangible asset and amortized over its estimated useful life. SFAS No 141(R) is applicable to business combinations on a prospective basis beginning in the first quarter of 2009. We did not complete any business combinations in the first quarter of 2009.

In February 2008, the FASB issued FSP 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2), which delayed the effective date of SFAS No. 157, “Fair Value Measurements” (SFAS No. 157) for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of 2009. Therefore, in the first quarter of 2009, we adopted SFAS No. 157 for non-financial assets and non-financial liabilities. The adoption of SFAS No. 157 for non-financial assets and non-financial liabilities that are not measured and recorded at fair value on a recurring basis did not have a significant impact on our consolidated financial statements.

Recent Accounting Pronouncements

In December 2008, the FASB issued FSP 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (FSP 132(R)-1). FSP 132(R)-1 requires additional disclosures for plan assets of defined benefit pension or other postretirement plans. The required disclosures include a description of our investment policies and strategies, the fair value of each major category of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets, the effect of fair value measurements using significant unobservable inputs on changes in plan assets, and the significant concentrations of risk within plan assets. FSP 132 (R)-1 does not change the accounting treatment for postretirement benefits plans. FSP 132(R)-1 is effective for us for fiscal year 2009.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. FSP 157-4 is effective for us beginning in the second quarter of fiscal year 2009. The adoption of FSP 157-4 is not expected to have a significant impact on our consolidated financial statements.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairment” (FSP 115-2/124-2). FSP 115-2/124-2 amends the requirements for the recognition and measurement of other-than-temporary impairments for debt securities by modifying the pre-existing “intent and ability” indicator. Under FSP 115-2/124-2, another-than-temporary impairment is triggered when there is intent to sell the security, it is more likely than not that the security will be required to be sold before recovery, or the security is not expected to recover the entire amortized cost basis of the security. Additionally, FSP 115-2/124-2 changes the presentation of another-than-temporary impairment in the income statement for those impairments involving credit losses. The credit loss component will be recognized in earnings and the remainder of the impairment will be recorded in other comprehensive income. FSP 115-2/124-2 is effective for us beginning in the second quarter of fiscal year 2009. Upon implementation at the beginning of the second quarter of 2009, FSP 115-2/124-2 is not expected to have a significant impact on our consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosure about Fair Value of Financial Instruments” (FSP 107-1/APB 28-1). FSP 107-1/APB 28-1 requires interim disclosures regarding the fair values of financial instruments that are within the scope of FAS 107, “Disclosures about the Fair Value of Financial Instruments.” Additionally, FSP 107-1/APB 28-1 requires disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. FSP 107-1/APB 28-1 does not change the accounting treatment for these financial instruments and is effective for us beginning in the second quarter of fiscal year 2009.

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 3 – MINING ACQUISITIONS

On January 30, 2008, the Company entered into an option agreement with Multi Metal Mining Corp to acquire an undivided 100% interest in a certain lode mining claim known as the Crimson Queen lode mining claim located in Clark County Nevada.

The terms of the agreement are:

·	$6,000 cash payment upon execution of the option agreement (paid)

·	$50,000 cash payment within one year of execution

·	An additional $200,000 in cash payments and 1,000,000 common shares issued by the Company to Multi Metal Mining Corp within two years of executing the agreement.

The Company has not made the $50,000 payment due by January 30, 2009 to maintain its option on the mining claim. The option agreement is considered terminated.

NOTE 4 – NOTE PAYABLE

A short term note payable of $4,582 bears no interest and has no repayment terms.

NOTE 5 – RELATED PARTY TRANSACTIONS

Pursuant to a consulting agreement (the “Agreement”) between the Company and Ms. Williams entered into on September 11, 2008, Ms. Williams will provide all services expected from a director and Chief Executive Officer of a company.  The Agreement is effective as of September 11, 2008 and continues until terminated by either Ms. Williams or the Company.  Ms. Williams will receive a monthly base salary of $200. Ms. Williams’ salary will increase to $5,000 per month if the Company receives an aggregate of $500,000 in financing.

On December 12, 2007, the Company sold 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500. These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act.

NOTE 6 – CONTINGENCIES

The Company may in the future decide to engage in a “reverse acquisition” transaction and acquire a target company in an unrelated business through the delivery of sufficient common stock to the stockholders of the target company to result in a change in control of the Company after the transaction. The SEC may categorize the Company as a “shell company” prior to such a transaction and subject the Company to more stringent disclosure rules regarding any reverse acquisition transaction.

Office space is provided to the Company’s legal firm at approximately $250 per month.

Cicero Resources Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 7 – COMMON STOCK

On December 12, 2007, the Company sold 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500. These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act.

On December 21, 2007, the Company sold 4,000,000 shares and on January 30, 2008, we sold 8,000,000 shares of our common stock to six investors, at $0.0025 per share for cash proceeds of $10,000 and $20,000, respectively. These securities were issued without a prospectus pursuant to Regulation S of the Securities Act.

On January 30, 2008, the Company issued 8,000,000 shares of common stock to non-us people at $0.0025 per share for proceeds of $20,000.

On February 19, 2008, the Company sold 40,000 shares of our common stock to 32 investors at $0.40 per share for cash proceeds of $16,000. These securities were issued without a prospectus pursuant to Regulation S of the Securities Act.

On April 28, 2008, the Company entered into agreements with our 6 investors who purchased an aggregate of 12,000,000 shares of our common stock, to cancel an aggregate of 3,000,000 shares of our common stock; 500,000 shares of our common stock per investor. We felt that this would benefit the company by decreasing the amount of shares which were sold at a very low price and in consideration we agreed to register an aggregate of 240,000 shares of our common stock held by the 6 investors; 40,000 shares of our common stock per investor.

NOTE 8 – SUBSEQUENT EVENTS

On April 16, 2009 the board of directors resolved, and holders of 73.4% of the Company’s common stock approved, a reverse split of the Company’s common shares on a basis of 100 to 1.  All references in the financial statements and related notes related to the number of shares and per share amounts of the common stock have been retroactively restated to reflect the impact of this reverse stock split.

The application for the stock split has been filed with the exchange to be effective as of April 29, 2009.  The number of shares that the Company is authorized to issue will not change as a result of the reverse stock split.

On April 21, 2009 the Company entered into a merger agreement with Intelimax Media Inc.  Upon the closing of the merger agreement, subject to the completion of certain events as defined in the agreement, the resulting company will carry on the business of Intelimax Media Inc.

The following are the material terms of the merger agreement and conditions precedent which must be satisfied for the merger to close.  Prior to closing, the Company shall:

    -   execute a 100 to 1 reverse stock split of the issued and outstanding shares of its common stock;

    -   raise a minimum of $35,000 through a private placement of shares of its common stock at a price of $0.005 per share;

    -  convert out of the corporate jurisdiction of the state of Nevada pursuant to Chapter 92A of the Nevada Revised Statutes and shall have continued into the corporate jurisdiction of the province of British Columbia pursuant to the Business Corporations Act (British Columbia);

    -  submit the Merger Agreement to the holders of any shares of any class or series of the Company for approval and adoption, and the holders of any shares of any class or series of the Company shall have adopted the Merger Agreement pursuant to the Nevada Revised Statutes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors,
Cicero Resources Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Cicero Resources Corp. (An Exploration Stage Company) as of December 31, 2008 and 2007 and the related statements of operations, cash flows and stockholders’ equity (deficiency) for the year ended December 31, 2008, the period October 19, 2007 (Date of Inception) to December 31, 2007 and the period October 19, 2007 (Date of Inception) to December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Cicero Resources Corp. (An Exploration Stage Company) as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the year ended December 31,2008, the period October 19, 2007 (Date of Inception) to December 31, 2007 and the period October 19, 2007 (Date of Inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and is yet to attain profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Kempisty & Company CPAs P.C.

Kempisty & Company
Certified Public Accountants, P.C.
New York, New York
March 26, 2009

CICERO RESOURCES CORP.
(An Exploration Stage Company)
BALANCE SHEETS
December 31, 2008 and 2007
(Stated in US Dollars)

	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$1,551	$47,491
Accounts receivable	12	12
Total current assets	1,563	47,503

Total Assets	$1,563	$47,503

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$7,382	$5,336

Total current liabilities	7,382	5,336

Stockholder’s Equity (Deficiency)
Preferred Stock, $0.00001 par value; authorized	-	-
20,000,000 shares, none issued and outstanding
Common Stock, $0.00001 par value; authorized
150,000,000 shares, issued and outstanding 34,040,000
and 29,000,000 shares, respectively	340	290
Additional Paid in Capital	83,160	47,210
Deficit accumulated during the Exploration stage	(89,319)	(5,333)

Total Stockholder’s Equity (Deficiency)	(5,819)	42,167

	$1,563	$47,503
Total Liabilities and Stockholder’s Equity (Deficiency)

CICERO RESOURCES CORP.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Year ended December 31, 2008	October 19, 2007 (Date of Inception) to December 31, 2007	October 19, 2007 (Date of Inception) to December 31, 2008
Operating Expenses
Accounting and audit fees	$12,918	$-	$12,918
Bank charges and interest	304	-	304
Filing fees	15,357	-	15,357
Mineral property acquistion cost	6,320	-	6,320
Professional fees	47,587	5,333	52,920
Rent	1,500	-	1,500

Total Operating expenses	83,986	5,333	88,519

Net loss	$(83,986)	$(5,333)	$(89,319)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	34, 338,630	7,054,794

CICERO RESOURCES CORP.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
Stated in US Dollars )

	Year ended December 31, 2008	October 19, 2007 (Date of Inception) to December 31, 2007	October 19, 2007 (Date of Inception) to December 31, 2008

Cash Flows used in Operating Activities
Net loss for the period	$(83,986)	$(5,333)	$(89,319)
Change in operating assets & liabilities:
(Increase)/Decrease Accounts receivable	-	(12)	(12)
Increase/(Decrease) Accounts payable and accrued liabilities	2,046	5,336	7,382

Net cash used in operating activities	(81,940)	(9)	(81,949)

Cash Flows provided by (used in) Financing Activities
Stock issued for cash	36,000	47,500	83,500

Net cash provided by financing activities	36,000	47,500	83,500

Increase (decrease) in cash during the period	(45,940)	47,491	1,551

Cash, beginning of the period	47,491	-	-

Cash, end of the period	$1,551	$47,491	$1,551

CICERO RESOURCES CORP.
 (An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
For the year ended December 31, 2008 and
for the period October 19, 2007 (Date of Inception) to December 31, 2007
(Stated in US Dollars)

	Common Stock $0.00001 par value		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total
	Issued Shares	Amount

Common stock issued for cash
- Initial capitalization - at $0.0015	25,000,000	$250	$37,250	$-	$37,500
- Pursuant to subscription agreements - at $0.0025	4,000,000	40	9,960	-	10,000
Net loss for the year	-	-	-	(5,333)	(5,333)

Balance, December 31, 2007	29,000,000	290	47,210	(5,333)	42,167

Common stock issued for cash
- Pursuant to subscription agreements - at $0.0025	8,000,000	80	19,920	-	20,000
- Pursuant to subscription agreements - at $0.40	40,000	-	16,000	-	16,000
- Pursuant to cancellation agreements	(3,000,000)	(30)	30
Net loss for the year	-	-	-	(83,986)	(83,986)

Balance, December 31, 2008	34,040,000	$340	$83,160	$(89,319)	$(5,819)

CICERO RESOURCES CORP.
 (An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2008
(Stated in US Dollars)

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS/GOING CONCERN

Cicero Resources Corp. (the “Company”) was incorporated in the State of Nevada on October 19, 2007. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company has acquired an option to purchase a mineral property located in the Sunset Mining District within the southwestern corner of the state of Nevada, U.S.A. and has not yet determined whether this property contains reserves that are economically recoverable. As of January 30, 2009, due to a lack of funding, the Company did not make the request payment to keep the option agreement in force; therefore, the agreement is considered terminated

At December 31, 2008, substantially all of the Company’s assets and operations are located and conducted in Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2008, the Company had not yet achieved profitable operations, has accumulated losses of $89,319 since its inception, has a deficit in working capital of $5,819 and may incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

The Company complies with the Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises” and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs

The Company has been in the exploration stage since its incorporation and inception on October 19, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and are charged to operations as the value is impaired. Exploration costs are expensed until proven and probable reserves are established. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Foreign Currency Translation and Transaction

The Company’s functional currency is the Canadian dollar.  The Company uses the United States of America dollar as its reporting currency for consistency with the registrants of the Securities and Exchange Commission (“SEC”) and in accordance with SFAS No. 52.

Assets and liabilities denominated in a foreign currency at period-end are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Any gains or losses arising as a result of such translations are not included in operations, but are reported as a separate component of equity as foreign currency translation adjustments, if applicable.

Transactions undertaken in currencies other than the functional currency are translated using the exchange rate in effect on the transaction date.  Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

Financial Instruments

The carrying value of bank indebtedness, accounts payable and accrued liabilities, loan payable to related party approximates their fair value because of the short-term maturity nature of these instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”.  Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided, as it would be anti-dilutive.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos 123 and 123R. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, (revised 2007), "Business Combinations".  SFAS 141(R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged.  Consistent with SFAS 141, SFAS 141(R) requires the acquirer to fair value the assets and liabilities of the acquiree and either record goodwill or gain on bargain purchases, with main difference the application to all acquisitions where control is achieved.  SFAS 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.  The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements – An amendment of ARB No. 51".  SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity.  The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.  The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities".  SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New Accounting Pronouncements (Continued)

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles".  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles".  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In April 2008, the FASB issued FSP No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3").  FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets".  This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions.  FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  Early adoption is prohibited.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, FASB issued FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants."  Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  We will adopt FSP APB 14-1 beginning in the first quarter of fiscal year 2010, and this standard must be applied on a retrospective basis.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

FASB has issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts.”  SFAS No. 163 clarifies how SFAS No. 60, “Accounting and Reporting by Insurance Enterprises,” applies to financial guarantee insurance contracts issued by insurance enterprises, and addresses the recognition and measurement of premium revenue and claim liabilities.  It requires expanded disclosures about contracts, and recognition of claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations, and (b) the insurance enterprise's surveillance or watch list.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 3 – COMMON STOCK

On December 12, 2007, the Company sold 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500. These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act.

On December 21, 2007, the Company sold 4,000,000 shares and on January 30, 2008, we sold 8,000,000 shares of our common stock to six investors, at $0.0025 per share for cash proceeds of $10,000 and $20,000, respectively. These securities were issued without a prospectus pursuant to Regulation S of the Securities Act.

On January 30, 2008, the Company issued 8,000,000 shares of common stock to non-us people at $0.0025 per share for proceeds of $20,000.

On February 19, 2008, the Company sold 40,000 shares of our common stock to 32 investors at $0.40 per share for cash proceeds of $16,000. These securities were issued without a prospectus pursuant to Regulation S of the Securities Act.

On April 28, 2008, the Company entered into agreements with our 6 investors who purchased an aggregate of 12,000,000 shares of our common stock, to cancel an aggregate of 3,000,000 shares of our common stock; 500,000 shares of our common stock per investor. We felt that this would benefit the company by decreasing the amount of shares which were sold at a very low price and in consideration we agreed to register an aggregate of 240,000 shares of our common stock held by the 6 investors; 40,000 shares of our common stock per investor.

NOTE 4 – INCOME TAXES

The components of the Company's tax provision are as follows:

	December 31,
	2008	2007
Current income tax expense (benefit)	$(14,000)	$(900)
Deferred income tax	14,000	900
	$-	$-

Deferred income taxes reflect the net income tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes. The Company's deferred income tax assets and liabilities consist of the following:

	December 31,
	2008	2007
Net operating loss carryforward	$28,000	$1,800
Deferred tax asset	28,000	1,800
Valuation allowance	(28,000)	(1,800)
Net deferred tax asset	$-	$-

Net operating loss carryforward's totaled approximately $89,000 at December 31, 2008. The net operating loss carryforwards will begin to expire in the year 2028 if not utilized. After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2008 due to the uncertainty of realizing the deferred tax assets.

The following is a reconciliation of the income tax computed at the U.S. Federal statutory rate to income tax expense for the year ended December 31, 2008 and the period October 19, 2007 (inception) through December 31, 2007:
		For the Period
		October 19, 2007
	For the Year Ended	(inception) through
	December 31,	December 31,
	2008	2007
Tax expense (benefit) at Federal rate (34%)	$(30,000)	$(1,800)
Federal bracket adjustment	15,000	900
Change in valuation allowance	15,000	900
Net income tax (benefit) allowance	$-	$-

Utilization of the Company's net operating loss carryforwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382.

NOTE 5 – RELATED PARTY TRANSACTIONS

Pursuant to a consulting agreement (the “Agreement”) between the Company and Ms. Williams entered into on September 11, 2008, Ms. Williams will provide all services expected from a director and Chief Executive Officer of a company.  The Agreement is effective as of September 11, 2008 and continues until terminated by either Ms. Williams or the Company.  Ms. Williams will receive a monthly base salary of $200. Ms. Williams’ salary will increase to $5,000 per month if the Company receives an aggregate of $500,000 in financing.

On December 12, 2007, the Company sold 25,000,000 shares of our common stock to First Centerline Investments Ltd., a Nevada corporation controlled by our sole director and officer, Tom Alexiou, at $0.0015 per share for cash proceeds of $37,500. These securities were issued without a prospectus pursuant to Section 4(2) of the Securities Act.

NOTE 6 – CONTINGENCY

The Company may in the future decide to engage in a “reverse acquisition” transaction and acquire a target company in an unrelated business through the delivery of sufficient common stock to the stockholders of the target company to result in a change in control of the Company after the transaction. The SEC may categorize the Company as a “shell company” prior to such a transaction and subject the Company to more stringent disclosure rules regarding any reverse acquisition transaction.

Office space is provided to the Company’s legal firm at approximately $250 per month.

NOTE 7 – MINING ACQUISITIONS

On January 30, 2008, the Company entered into an option agreement with Multi Metal Mining Corp to acquire an undivided 100% interest in a certain lode mining claim known as the Crimson Queen lode mining claim located in Clark County Nevada.

The terms of the agreement are:

•	$6,000 cash payment upon execution of the option agreement (paid)

•	$50,000 cash payment within one year of execution

•	An additional $200,000 in cash payments and 1,000,000 common shares issued by the Company to Multi Metal Mining Corp within two years of executing the agreement.

The Company has not made the $50,000 payment due by January 30, 2009 to maintain its option on the mining claim. The option agreement is considered terminated.